EXHIBIT 4.1



















                        CORN PRODUCTS INTERNATIONAL, INC.

                             RETIREMENT SAVINGS PLAN






















Effective January 1, 1998



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                               TABLE OF CONTENTS


                                                                            Page

INTRODUCTION...............................................................  1

ARTICLE 1   DEFINITIONS....................................................  1
            1.1      "Account".............................................  1
            1.2      "Affiliate"...........................................  1
            1.3      "Board of Directors"..................................  1
            1.4      "Break in Service Year"...............................  1
            1.5      "Code"................................................  1
            1.6      "Committee"...........................................  1
            1.7      "Company".............................................  1
            1.8      "Company Stock".......................................  2
            1.9      "Compensation"........................................  2
            1.10     "CPC Plan"............................................  2
            1.11     "Deferred Contribution"...............................  2
            1.12     "Deferred Contribution Account".......................  2
            1.13     "Disabled Participant"................................  2
            1.14     "Effective Date"......................................  2
            1.15     "Eligible Employee"...................................  2
            1.16     "Employee"............................................  2
            1.17     "Employer"............................................  3
            1.18     "Employer Contribution"...............................  3
            1.19     "ERISA"...............................................  3
            1.20     "Hour of Service".....................................  3
            1.21     "Matching Contribution"...............................  4
            1.22     "Matching Contribution Account".......................  4
            1.23     "Participant".........................................  4
            1.24     "Participant Contribution"............................  4
            1.25     "Participant Contribution Account"....................  4
            1.26     "Plan"................................................  4
            1.27     "Plan Administrator"..................................  4
            1.28     "Plan Year"...........................................  4
            1.29     "Profit Sharing Account"..............................  5
            1.30     "Profit Sharing Contribution".........................  5
            1.31     "Rollover Account"....................................  5
            1.32     "Trust Agreement".....................................  5
            1.33     "Trust Fund"..........................................  5
            1.34     "Trustee".............................................  5
            1.35     "Valuation Date"......................................  5
            1.36     "Year of Service".....................................  5

ARTICLE 2   ELIGIBILITY AND PARTICIPATION..................................  5
            2.1      Eligibility to Become a Participant...................  5
            2.2      Election to Commence Participation....................  5
            2.3      Cessation of Participation............................  5
            2.4      Leased Employees......................................  5

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ARTICLE 3   PARTICIPANT CONTRIBUTIONS AND DEFERRED CONTRIBUTIONS...........  6
            3.1      Participant Contributions.............................  6
            3.2      Changes in and Terminations of Participant
                       Contributions........................................ 6
            3.3      Deferred Contributions................................. 6
            3.4      Changes in and Terminations of Deferred
                       Contributions........................................ 7
            3.5      Annual Limit on Deferred Contributions................. 7

ARTICLE 4   EMPLOYER CONTRIBUTIONS.......................................... 7
            4.1      Matching Contributions................................. 7
            4.2      Profit Sharing Contributions........................... 7

ARTICLE 5   STATUTORY LIMITATIONS ON BENEFITS............................... 8
            5.1      Maximum Annual Additions Under Section 415 of the
                       Code................................................. 8
            5.2      Limitations on Contributions for Highly
                       Compensated Employees................................ 9
            5.3      Limitation on Contributions........................... 14

ARTICLE 6   TRUST.......................................................... 14

ARTICLE 7   INVESTMENT ELECTIONS AND ALLOCATIONS TO PARTICIPANTS'
              ACCOUNTS..................................................... 15
            7.1      Separate Accounts and Investment Elections............ 15
            7.2      Allocation of Contributions and Withdrawals to
                       Accounts............................................ 16
            7.3      Valuation of Participants' Accounts................... 17
            7.4      Correction of Error. ................................. 18

ARTICLE 8   WITHDRAWALS AND LOANS.......................................... 18
            8.1      Withdrawals Prior to Termination of Employment........ 18
            8.2      Loans to Participants. ............................... 20

ARTICLE 9   DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT................... 23
            9.1      Entitlement to Distribution Upon Termination of
                       Employment.......................................... 23
            9.2      Form of Distribution.................................. 23
            9.3      Time of Distribution.................................. 24
            9.4      Valuation of Accounts................................. 25

ARTICLE 10  SPECIAL PARTICIPATION AND DISTRIBUTION RULES................... 25
            10.1     Direct Rollover Option................................ 25
            10.2     Distribution of Small Account Balances................ 25
            10.3     Designation of Beneficiary.  ......................... 26
            10.4     Distributions to Minor or Disabled Beneficiaries...... 27
            10.5     Qualified Domestic Relations Orders................... 27
            10.6     Reemployment of Veterans.............................. 27
            10.7     Special Rules Relating to Election of Annuity Form
                       of Benefit.......................................... 28

ARTICLE 11  SHAREHOLDER RIGHTS WITH RESPECT TO COMPANY STOCK............... 29
            11.1     Voting Rights......................................... 29
            11.2     Shareholder Rights in the Event of a Tender Offer..... 30
            11.3     Bestfoods Stock Fund.................................. 31
            11.4     Applicability......................................... 31


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ARTICLE 12  ADMINISTRATION................................................. 31
            12.1     The Committee......................................... 31
            12.2     Investment Committee.................................. 32
            12.3     Authority and Duties of the Committee................. 32
            12.4     Plan Administrator.................................... 32
            12.5     Review of Fiduciary Responsibility Designations
                       or Allocations...................................... 33
            12.6     Reliance on Others.................................... 33
            12.7     Liability.  .......................................... 33
            12.8     Claims Procedure...................................... 33

ARTICLE 13  PARTICIPATION IN PLAN BY AFFILIATE............................. 34
            13.1     Adoption by Participating Employers................... 34
            13.2     Special Provisions for Employees of Acquired
                       Companies........................................... 34

ARTICLE 14  AMENDMENT AND TERMINATION...................................... 34
            14.1     Amendment............................................. 34
            14.2     Termination........................................... 34
            14.3     Full Vesting Upon Termination......................... 35
            14.4     Segregation of Trust.................................. 35
            14.5     Committee Determination Conclusive.................... 35

ARTICLE 15  TOP-HEAVY PROVISIONS........................................... 35
            15.1     Definitions........................................... 35
            15.2     Adjustments for Top-Heavy Years....................... 36

ARTICLE 16  GENERAL PROVISIONS............................................. 37
            16.1     Limitation of Rights.................................. 37
            16.2     No Right to Employment................................ 37
            16.3     Payments Due to Missing Participants.................. 37
            16.4     Transfer to an Affiliate.............................. 37
            16.5     Election Made Through Telephone System................ 37
            16.6     Merger or Consolidation with Another Plan............. 37
            16.7     Company Action........................................ 37
            16.8     Headings.............................................. 38
            16.9     Gender and Plurals.................................... 38
            16.10    Construction.......................................... 38


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                                  INTRODUCTION


Effective as of the close of business on December 31, 1997, CPC International Inc. ("CPC") spun-off its corn refining business to CPC shareholders through a distribution of all of the shares of Corn Products International, Inc. ("Corn") (the "Spin-Off"). In connection with the Spin-Off, Corn has adopted this Plan (the "Corn Savings Plan") for the benefit of certain employees. As soon as practicable after December 31, 1997, CPC will cause the Trustee of the CPC International Inc. Savings/Retirement Plan for Salaried Employees (the "CPC Plan") to transfer assets from the CPC Plan trust fund to the Trustee of this Plan with respect to the accounts of Corn salaried employees.

The Corn Products International, Inc. Retirement Savings Plan is intended to qualify as a profit sharing plan within the meaning of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), with a qualified cash or deferred arrangement described in section 401(k) of the Code, and its related trust is intended to be tax-exempt under section 501(a) of the Code.

                                    ARTICLE 1

                                   DEFINITIONS


     The following words and phrases shall, for the purpose of this Plan and any subsequent amendment thereof, have the following meanings, unless a different meaning is plainly required by the context:

          1.1 "Account" means a Participant's Account under the Plan, which is composed of the Participant Contribution Account, Deferred Contribution Account, Matching Contribution Account, Profit Sharing Account and Rollover Account, maintained for a Participant under the Plan to which are credited the Participant's share of contributions and earnings and debited the withdrawals and losses thereon.

          1.2 "Affiliate" means (i) any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Company, (ii) any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the Company, (iii) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Company; and (iv) any other entity required to be aggregated with the Company pursuant to final regulations under section 414(o) of the Code; provided, however, that such corporation, trade or business, organization, or other entity shall be deemed to be an Affiliate only during the period in which the particular relationship existed.

          1.3 "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

          1.4 "Break in Service Year" means a Plan Year in which an Employee completes 500 or fewer Hours of Service.

          1.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          1.6 "Committee" means the Committee appointed by the Company to administer the Plan, pursuant to Article 12.

          1.7 "Company" means Corn Products International, Inc.


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                                      -2-


          1.8 "Company Stock" means common stock of the Company.

          1.9 "Compensation" means an Employee's wages as identified under Box 1 of Form W-2 (but determined without regard to rules that limit remuneration based on the nature or location of the employment or the services performed), plus elective contributions that are made by an Employer on behalf of the Employee that are not includible in gross income under section 125 or 402(e)(3) of the Code; but reduced by all of the following items, even if includible in gross income: any bonuses received as long-term incentive bonuses, income attributable to the exercise of stock options, reimbursements or other expense allowances (such as car allowances), fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits. For purposes of determining Compensation earned for services performed outside the United States, Compensation shall be imputed at a rate equal to the base rate of pay in effect for the Participant for the last calendar year employed by an Employer in the United States.

          Notwithstanding the foregoing, an Employee's Compensation in a Plan Year in excess of (i) with respect to the 1998 Plan Year, $160,000 and (ii) with respect to each subsequent Plan Year, the amount prescribed by section 401(a)(17) of the Code, shall be disregarded for all purposes under the Plan.

          1.10 "CPC Plan" means the CPC International Inc. Savings/Retirement Plan for Salaried Employees.

          1.11 "Deferred Contribution" means a contribution made by an Employer on behalf of a Participant on a before-tax basis, as described in Section 3.3

          1.12 "Deferred Contribution Account" means the account maintained for a Participant to which are allocated the Deferred Contributions made on behalf of such Participant pursuant to Section 3.3 on a before-tax basis, plus earnings and net of any withdrawals or losses.

          1.13 "Disabled Participant" means a Participant who is entitled to receive long-term disability benefits under a long-term disability plan maintained by an Employer.

          1.14 "Effective Date" means January 1, 1998.

          1.15 "Eligible Employee" means (a) each Employee of an Employer and
     (b) any United States citizen or any permanent United States resident of an Employer who is employed by a foreign affiliate of an Employer which is an Affiliate, but excluding (i) any Employee who at the time is or later becomes covered by a collective bargaining agreement with an Employer, resulting from negotiations in which retirement benefits were the subject of good faith bargaining between the Employer and employee representatives, that does not provide for participation in this Plan, (ii) an Employee who is neither a citizen nor a resident alien of the United States and who receives no earned income within the meaning of section 911(d)(2) of the Code from an Employer which constitutes income from sources within the United States within the meaning of section 861(a)(3) of the Code or who is hired for a temporary assignment, (iii) any "leased employee" as defined in section 414(n) of the Code and (iv) any Employee who is a member of a class of Employees, or is employed at a division or unit of the Company or another participating Employer, which has been designated by the Company or such Employer as excluded from participation in this Plan.

          1.16 "Employee" means each individual whose relationship with an Employer is, under common law, that of an employee. Notwithstanding the foregoing, the term "Employee" shall exclude any individual retained by an Employer to perform services for such Employer (for either a definite or

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                                      -3-


     indefinite duration) and is characterized thereby as a fee-for-service worker or independent contractor or in a similar capacity (rather than in the capacity of an employee), regardless of such individual's status under common law or for purposes of federal, state or local tax withholding, employment tax or employment law.

          1.17 "Employer" means the Company and any other Affiliate which, with the consent of the Company, elects to participate in this Plan pursuant to
     Section 13.1.

          1.18 "Employer Contribution" means a contribution made by an Employer, other than a Deferred Contribution, to a Participant's account pursuant to the terms of the Plan as in effect at the applicable time.

          1.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          1.20 "Hour of Service" (a) means each hour for which an Employee:

               (1) is paid, directly or indirectly, or entitled to payment, for the performance of duties for an Employer during the applicable computation period;

               (2) is paid, directly or indirectly, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, except that:

                    (i) no more than 501 hours shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); and

                    (ii) no credit shall be given for any hour attributable,
               directly or indirectly, to a payment made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, or to reimburse an Employee for medical or medically related expenses incurred by the Employee;

               (3) receives back pay, irrespective of mitigation of damages, under an award or an agreement with an Employer. No hour shall be credited under both this subsection (3) and under subsection (1) or subsection (2), as the case may be. In addition, hours credited under this subsection which are attributable to periods referred to in subsection (2) shall be subject to the limitations set forth in that subsection; and

               (4) is normally scheduled to work doing a period when the Employee is absent from employment with an Employer for voluntary or involuntary military service with the armed forces of the United States, provided that such Employee returns to work within 90 days after his discharge date or such longer period of time as may be prescribed by the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA").

          (b) For purposes of this Section, a Participant who is absent from work for maternity or paternity reasons shall receive credit for the hours of service for which he would normally have received credit but for such absence, up to a maximum of 501 hours. An absence from work for maternity or pa-


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                                      -4-


     ternity reasons means an authorized absence because of the Participant's pregnancy, the birth of a child of the Participant, the placement of a child with the Participant in connection with the Participant's adoption of such child, or for purposes of caring for such child immediately following its birth or adoption placement. The computation period to which such hours of service are to be credited shall be:

                    (i) the 12-consecutive-month period beginning on the annual anniversary of the Employee's date of hire in which the absence from work begins if such crediting is necessary to prevent the Participant from incurring a Break in Service Year; or

                    (ii) the immediately following 12-consecutive-month period in any other case.

          A Participant shall not receive credit for Years of Service for the hours of service credited for maternity or paternity leave for any purpose of the Plan other than determining whether a Break in Service Year has occurred. This subsection shall not in any way be deemed to grant any rights to maternity or paternity leave.

          The special rules provided in Department of Labor ("DOL") Regulation section 2530.200b-2(b) and (c) shall be used to determine the number of hours to be credited for periods during which no duties are performed and for back pay awards, and the computation periods to which they are to be credited under subsections (b) and (c); provided, however, that in accordance with DOL Regulation Section 2530.2006-3(e)(1)(ii) any employee for whom an Affiliate does not keep a record of actual hours worked shall be credited with 45 Hours of Service for any week in which the Employee earns an Hour of Service in any week, and accordingly, Hours of Service shall be credited in weekly equivalencies for each such Employee.

          1.21 "Matching Contribution" means a contribution made by an Employer on behalf of a Participant as provided in Section 4.1.

          1.22 "Matching Contribution Account" means the account maintained for a Participant to which are allocated the Matching Contributions, if any, made on such Participant's behalf, plus earnings and net of any withdrawals or losses.

          1.23 "Participant" means an Eligible Employee who satisfies the requirements for participation pursuant to Article 2.

          1.24 "Participant Contribution" means a contribution made by a Participant on an after-tax basis, as described in Section 3.1.

          1.25 "Participant Contribution Account" means the account maintained for a Participant to which are credited the Participant Contributions made by such Participant, plus earnings and net of any withdrawals or losses.

          1.26 "Plan" means the plan as set forth herein and as it may be amended from time to time.

          1.27 "Plan Administrator" means the person appointed by the Committee pursuant to Section 12.4 to fulfill the responsibilities relating to the administration of the Plan specified therein.

          1.28 "Plan Year" means the 12-month period ending on each December 31.


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                                      -5-


          1.29 "Profit Sharing Account" means the account maintained for a Participant to which are allocated the Profit Sharing Contributions, if any, made on behalf of such Participant pursuant to Section 4.2 plus earnings and net of any withdrawals or losses.

          1.30 "Profit Sharing Contribution" means a contribution made by an Employer on behalf of a Participant as provided in Section 4.2.

          1.31 "Rollover Account" means the account maintained for a Participant to which are allocated the rollover contributions made by the Participant pursuant to Section 10.1, plus earnings and net of any withdrawals or losses.

          1.32 "Trust Agreement" means the trust agreement as amended from time to time, between the Company (acting on behalf of the Employers) and the Trustee or Trustees, established for the purpose of funding the benefits under this Plan.

          1.33 "Trust Fund" means all such money or other property which shall be held by the Trustee pursuant to the terms of the Trust Agreement.

          1.34 "Trustee" means the trustee or trustees acting as such under the Trust Agreement, including any successor or successors.

          1.35 "Valuation Date" means any date on which the New York Stock Exchange is open for trading.

          1.36 "Year of Service" means each Plan Year during which any individual completes 1,000 or more Hours of Service. This shall include any Years of Service recognized under the CPC Plan.

                                    ARTICLE 2

                          ELIGIBILITY AND PARTICIPATION


     2.1 Eligibility to Become a Participant. An Eligible Employee shall be eligible to become a Participant on the first date on which he completes an Hour of Service with an Employer. Notwithstanding anything contained herein to the contrary, an Employee who was a participant in the CPC Plan on December 31, 1997, shall be eligible to become a Participant on the Effective Date.

     2.2 Election to Commence Participation. Each Eligible Employee is required to make an election to participate prior to his commencement of participation in the Plan. An Eligible Employee's election to commence participation in the Plan shall become effective on the first day of the first calendar month coincident with or next following the date he has satisfied the eligibility requirements set forth in Section 2.1. If an Eligible Employee does not properly elect to commence participation as of such date, he may commence his participation on the first day of any subsequent month.

     2.3 Cessation of Participation. An Eligible Employee who becomes a Participant shall remain a Participant until his entire Account balance is distributed to him.

     2.4 Leased Employees. If an individual who performed services as a leased employee (within the meaning of section 414(n)(2) of the Code) of an Employer or an Affiliate becomes an Employee, or if an Employee becomes such a leased employee, then any period during which such services were so performed shall be

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                                      -6-


taken into account solely for the purposes of (i) determining whether and when such individual is eligible to participate in the Plan under this Article 2,
(ii) measuring such individual's Years of Service, and (iii) determining when such individual has retired or otherwise terminated his or her employment for purposes of Article 9 to the same extent it would have been had such service been as an Employee. This Section shall not apply to any period of service during which such a leased employee was covered by a plan described in section 414(n)(5) of the Code.

                                    ARTICLE 3

              PARTICIPANT CONTRIBUTIONS AND DEFERRED CONTRIBUTIONS


     3.1 Participant Contributions.

     (a) Subject to the limitations prescribed in Article 5, an Eligible Employee may elect to make Participant Contributions under the Plan on an after-tax basis. Any such election shall be made in the manner prescribed by the Plan Administrator. Such election shall be effective beginning on the first day of the payroll period which is at least one day following receipt by the Plan Administrator of the Participant's election. The Eligible Employee's election shall authorize such individual's Employer to deduct Participant Contributions through regular payroll deductions in the amount specified by the Participant according to the provisions of subsection (b). An Eligible Employee who is not otherwise a Participant in the Plan shall become a Participant upon making an election to make Participant Contributions as described herein. No contributions shall be made by a Participant subsequent to the Valuation Date coincident with or immediately preceding the date of his termination of employment.

     (b) A Participant's Participant Contributions shall be designated by the Participant as a whole percentage not less than 1% nor more than 16% of his Compensation per pay period. Participant Contributions shall be effected by payroll deductions made each pay period, on an after-tax basis. In no event shall the total of Participant Contributions under this Section 3.1 and Deferred Contributions under Section 3.3 be more than 16% of the Participant's Compensation during any period in which contributions are made.

     3.2 Changes in and Terminations of Participant Contributions. The contributions referred to in Section 3.1 shall be entirely voluntary on the part of a Participant. A Participant may revoke his election to contribute at any time or he may change the rate of his contributions within the percentage limits permitted under Section 3.1 at any time by notifying the Plan Administrator in the manner specified by the Plan Administrator. A change in the rate of contributions or revocation of an election to contribute becomes effective on the first day of the payroll period which is at least one day following the date on which the Plan Administrator has received notification of such change. Participant Contributions shall be suspended during any approved unpaid leave of absence or any other period which is included in determining Hours of Service under Section 1.20 and for which a Participant does not receive Compensation, other than a leave which has a duration of less than one full payroll period. Such Participant may not begin to contribute under Section 3.1 until the first day of the next calendar month following the date on which he resumes receiving Compensation.

     3.3 Deferred Contributions.

     (a) An Eligible Employee may elect, in the same manner and within the same time periods set forth in Section 3.1 to have his Employer contribute Deferred Contributions on his behalf.

     (b) Subject to the limitations prescribed in Section 3.5 and Article 5, each Employer shall contribute for each pay period on behalf of each of its Participants who has made an election to have Deferred Contributions made on his behalf a whole percentage not less than 1% nor more than 16% of the Participant's Compensation per


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                                      -7-


pay period, as designated in such election. The amount of Compensation otherwise payable for the period for which each such contributions is made shall be reduced by the amount of such contributions by means of a payroll deduction each pay period. In no event shall the total of Participant Contributions under
Section 3.1 and Deferred Contributions under this Section 3.3 be more than 16% of the Participant's Compensation during any period in which such contributions are made.

     3.4 Changes in and Terminations of Deferred Contributions. Changes in and termination of Deferred Contributions shall be made at the same time and in the same manner and subject to the same limitations as prescribed for Participant Contributions in Section 3.2.

     3.5 Annual Limit on Deferred Contributions.

     (a) Notwithstanding the provisions of Section 3.3, a Participant's Deferred Contributions made pursuant to such Section for any calendar year shall not exceed (i) for the Plan Year commencing on the Effective Date, $10,000 and (ii) for each subsequent Plan Year, the dollar amount prescribed by section 402(g) of the Code.

     (b) If for any calendar year the Deferred Contributions to this Plan or the aggregate of Deferred Contributions to this Plan plus amounts contributed under other plans or arrangements described in sections 401(k), 403(b), 408(k) or 408(p) of the Code will exceed the limit imposed by subsection (a) of this Section for the calendar year in which such contributions were made ("excess deferred contributions"), such Participant shall, pursuant to such rules and at such time following such calendar year as determined by the Company, be allowed to submit a written request that the excess deferred contributions plus any income and minus any loss allocable thereto be distributed to him. The amount of any income or loss allocable to such excess Deferred Contributions shall be determined pursuant to Treasury Regulation section 1.401(k)-1(f)(4)(ii)(C) and
(D). Such adjusted amount of excess deferred contributions shall be distributed to the Participant no later than April 15 following the calendar year for which such contributions were made. Notwithstanding the provisions of this paragraph, any such excess deferred contributions shall be treated as "annual additions" for purposes of Section 5.1.

                                    ARTICLE 4

                             EMPLOYER CONTRIBUTIONS


     4.1 Matching Contributions. For each payroll period during a Plan Year an Employer shall contribute to the Plan on behalf of each Participant employed by such Employer (other than a Participant subject to the suspension described in Section 8.1(a)) 100% of the Deferred Contributions or Participant Contributions made by and on behalf of the Participant that together do not exceed 6% of such Participant's Compensation for such payroll period during a Plan Year. Any contribution made pursuant to this Section shall be referred to hereinafter as a "Matching Contribution."

     4.2 Profit Sharing Contributions. In addition, each Employer, in its sole discretion, may elect to contribute to the Plan on behalf of its Eligible Employees, an amount determined by the Compensation and Nominating Committee of the Board of Directors of the Company, in its sole discretion; provided, however, that, for any Plan Year, in no event shall such amount be greater than 3% of the aggregate Compensation for such Plan Year of all Participants who satisfy the eligibility requirements for an allocation of contributions hereunder for such Plan Year, as described in Section 7.2(d). Any contribution made pursuant to this Section shall be referred to hereinafter as a "Profit Sharing Contribution."


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                                      -8-


                                    ARTICLE 5

                        STATUTORY LIMITATIONS ON BENEFITS


     5.1 Maximum Annual Additions Under Section 415 of the Code. Notwithstanding any other provision of the Plan, the amounts allocated to each Participant's Account for any Plan Year shall be limited so that--

          (i) the aggregate annual additions for such Plan Year to the Participant's Account in this Plan and in all other defined contribution plans in which he is a participant shall not exceed the lesser of

               (I) $30,000 (as adjusted for increases in the cost-of-living pursuant to section 415(d) of the Code) and

               (II) 25% of the Participant's compensation (as defined below) for such Plan Year, and

          (ii) for Plan Years commencing prior to January 1, 2000, the sum of
     (A) and (B) below shall not exceed 1.

               (A) The annual additions to the Participant's Account in the Plan and the aggregate annual additions to the Participant's accounts in all other defined contribution plans maintained by his Employer (determined as of the close of the Plan Year) divided by the sum of the lesser of--

                    (I) 125% of the maximum dollar amount which under section
               415(c)(1)(A) of the Code could have been contributed on behalf of the Participant to a defined contribution plan, and

                    (II) 35% of the Participant's annual compensation, as
               determined separately for each of the Participant's years of service.

               (B) The aggregate projected annual benefit of the Participant under all defined benefit plans maintained by his Employer (determined as of the close of the Plan Year), divided by the lesser of--

                    (I) 125% of the maximum dollar limitation contained in
               section 415(b)(1)(A) of the Code as adjusted for increases in the cost of living as set forth in Regulations, and

                    (II) 140% of the average of the Participant's compensation for the three consecutive calendar years during which his compensation was the highest.

If as a result of a reasonable error in estimating a Participant's annual compensation, a reasonable error in determining the amount of elective deferrals that may be made by a Participant under section 415 of the Code or under other limited facts and circumstances as determined by the Commissioner of Internal Revenue, the annual additions to a Participant's Account exceeds the limitations set forth in (a) above for any Plan Year, the amounts that would otherwise be allocated to such Participant's account for such Plan Year under any other defined contribution plans maintained by an Employer shall be reduced until the amount to be allocated to the Participant's Account under the Plan is not so limited or until the amounts allocated under all such other plans have been reduced to zero, whichever occurs first. If after such reduction has been made the amount to be allocated to a Participant's Account under the Plan for such year would exceed the limitations set forth in this Section, then the Company shall reduce the amounts to be allocated to such Participant's Account for such year to the extent of the excess in the manner described below:

          (a) first, by reducing the Participant's Participant Contributions and corresponding Matching Contributions (if any) allocated to his Account, plus earnings on such contributions, and distributing to the Participant the amount by which his Participant Contributions and corresponding Matching Contributions in which the Participant is vested (if any) have been reduced, and earnings on such contributions. Any Matching Contributions reduced pursuant to this paragraph in which a Participant is not vested shall be forfeited; and

          (b) second, by reducing the amount of the Participant's Deferred Contributions and corresponding Matching Contributions (if any) allocated to his Account, plus earnings on such contributions, and distributing to the Participant the amount by which his Deferred Contributions and corresponding Matching Contributions in which the Participant is vested (if any) have been reduced, and earnings on such contributions. Any Matching Contributions reduced pursuant to this paragraph in which a Participant is not vested shall be forfeited.

     If the combined annual benefit payable to a Participant would exceed the limitation of paragraph (B) above, then the benefit payable under the defined benefit plan shall be reduced in order to meet such limitation in the manner provided in such defined benefit plan.

     The "annual additions" for a Plan Year to a Participant's account in this Plan and in any other defined contribution plan is the sum during such Plan Year of--

          (i) the amount of Employer contributions allocated to such Participant's accounts,

          (ii) the amount of forfeitures allocated to such Participant's accounts,

          (iii) the amount allocated to any individual medical benefit account (as defined in section 415(l) of the Code) maintained on behalf of the Participant, and

          (iv) the amount of contributions by the Participant to such Plan but excluding any rollover contribution made to such Plan.

     For purposes of this Section, the "limitation year" shall be the Plan Year, the terms "compensation," "defined contribution plan," "defined benefit plan" and "year of service" shall have the meanings set forth in section 415 of the Code and the Regulations promulgated thereunder, and a Participant's Employer shall include entities that are members of the same controlled group (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) or affiliated service group (within the meaning of section 414(m) of the Code) as his Employer or under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with his Employer or such entities.

     5.2 Limitations on Contributions for Highly Compensated Employees.

     (a) Actual Deferral Percentage Test Imposed by Section 401(k)(3) of the Code. Notwithstanding the provisions of Section 3.3, if the Deferred Contributions made pursuant to such Section for a Plan Year fail to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in paragraph (1) of subsection (e) of this Section shall be made.

          (1) The HCE average deferral percentage does not exceed the product of the NHCE average deferral percentage multiplied by 1.25.

          (2) The HCE average deferral percentage (i) does not exceed the NHCE average deferral percentage by more than two percentage points, and (ii) does not exceed two times the NHCE average deferral percentage.

     (b) Actual Contribution Percentage Test Imposed by Section 401(m) of the Code. Notwithstanding the provisions of Sections 3.1 and 4.1, if the aggregate of the Participant Contributions and Matching Contributions pursuant to Sections
3.1 and 4.1, respectively, fail to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in paragraph (2) of subsection (e) of this Section shall be made.

          (1) The HCE average contribution percentage does not exceed the product of the NHCE average contribution percentage multiplied by 1.25.

          (2) The HCE average contribution percentage (i) does not exceed the NHCE average contribution percentage by more than two percentage points, and (ii) does not exceed two times the NHCE average contribution percentage.

     (c) Aggregate Limit on Contributions. Notwithstanding anything herein to the contrary, if the sum of the HCE average deferral percentage (as determined under paragraph (1) of subsection (e) of this Section after making the adjustments required by such paragraph for the Plan Year) and the HCE average contribution percentage (as determined under paragraph (2) of subsection (e) of this Section after making the adjustments required by such paragraph for the Plan Year) exceeds, or in the judgment of the Company is likely to exceed, the aggregate limit for such Plan Year, the adjustments prescribed in paragraph (3) of subsection (e) of this Section shall be made.

     (d) Definitions and Special Rules. For purposes of this Section, the following definitions and special rules shall apply:

          (1) The "actual deferral percentage test" refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (a) of this Section relating to Deferred Contributions. The actual deferral percentage test shall be satisfied if either of such tests are satisfied.

          (2) The "HCE average deferral percentage" for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to make Deferred Contributions for such Plan Year and who are highly compensated employees for such Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the Deferred Contributions for the benefit of such Eligible Employee for such Plan Year (if any) to the total compensation for such Plan Year paid to such Employee.

          (3) The "NHCE average deferral percentage" for a Plan Year is a percentage determined for the group of Eligible Employees who were eligible to make Deferred Contributions for the prior Plan Year and who were not highly compensated employees for such prior Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the Deferred Contributions for the benefit of such Eligible Employee for such prior Plan Year (if any) to the total compensation for such prior Plan Year paid to such Eligible Employee. "

          (4) The "actual contribution percentage test" refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (b) of this Section relating to Participant Contributions and Matching Contributions. The actual contribution percentage test shall be satisfied if either of such tests are satisfied.

          (5) The "HCE average contribution percentage" for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to make Participant Contributions for such Plan Year, or are eligible to make Deferred Contributions and share in an allocation of corresponding Matching Contributions (if any) for such Plan Year, and who are highly compensated employees for such Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Employee to the nearest one-hundredth of one percent, of the sum of the Participant Contributions made by such Eligible Employee for such Plan Year (if any) and the Matching Contributions made for the benefit of such Eligible Employee (if any) for such Plan Year to the total compensation for such Plan Year paid to such Eligible Employee.

          (6) The "NHCE average contribution percentage" for a Plan Year is a percentage determined for the group of Eligible Employees who were eligible to make Participant Contributions for the prior Plan Year, or were eligible to make Deferred Contributions and share in an allocation of corresponding Matching Contributions (if any) for the prior Plan Year, and who were not highly compensated employees for such prior Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the sum of the Participant Contributions made by such Eligible Employee for such prior Plan Year (if any) and the Matching Contributions made for the benefit of such Eligible Employee for such prior Plan Year (if any) to the total compensation for such prior Plan Year paid to such Eligible Employee. "

          (7) The "aggregate limit" shall equal the greater of (A) the sum of
     (i) 1.25 times the greater of the NHCE average deferral percentage or the NHCE average contribution percentage plus (ii) the lesser of (a) the sum of two percentage points and the lesser of the NHCE average deferral percentage or the NHCE average contribution percentage and (b) 200% of the lesser of the NHCE average deferral percentage or the NHCE average contribution percentage; or (B) the sum of (i) 1.25 times the lesser of the NHCE average deferral percentage or the NHCE average contribution percentage plus (ii) two percentage points plus the greater of (a) the NHCE average deferral percentage or (b) the NHCE average contribution percentage, but not greater than 200% of the greater of (a) and (b) above.

          (8) A "highly compensated employee" is, for a Plan Year, any Employee who is (a) a 5%-owner (as determined under section 416(i) of the Code) at any time during the Plan Year or the preceding Plan Year or (b) is paid compensation in excess of $80,000 (as adjusted for increases in the cost of living in accordance with section 414(q)(1)(B)(ii) of the Code) from an Employer for the prior Plan Year. If the Committee so elects for a Plan Year, the Employees taken into account under clause (b) above shall be limited to those Employees who were members of the "top-paid group" (as defined in section 414(q)(3) of the Code) for the preceding Plan Year. Any such election shall be included in the written minutes of the Committee.

          (9) The term "compensation" shall have the meaning set forth in section 414(s) of the Code or, in the discretion of the Company, any other meaning in accordance with the Code for these purposes.

          (10) If the Plan and one or more other plans of the Employer to which elective deferrals or qualified nonelective contributions (as such term is defined in section 401(m)(4)(C) of the Code) are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Section.

     For the initial Plan Year commencing on the Effective Date, for purposes of determining the NHCE average deferral percentage and the NHCE average contribution percentage pursuant to the definitions of such terms contained in paragraphs (3) and (6) of this subsection, respectively, the Committee shall apply such definitions by substituting the phrase "for the Plan Year" for the phrase "for the prior Plan Year" each time such phrase appears therein; provided, however, that, if either or both of the NHCE average deferral percentage or the NHCE average contribution percentage is less than 3% for such initial Plan Year after applying such definition, then each or both such percentages shall be deemed to be equal to 3% for such initial Plan Year. For any subsequent Plan Year, the Committee may, to the extent permitted by applicable U.S. Treasury Regulations, elect to apply the definitions contained in paragraphs (3) and (6) of this subsection, respectively, by substituting the phrase "for the Plan Year" for the phrase "for the prior Plan Year" each time such phrase appears in such paragraphs.

     (e) Adjustments to Comply with Limits. This subsection sets forth the adjustments and correction methods which shall be used to comply with the actual deferral percentage test under section 401(k)(3) of the Code, and the actual contribution percentage test under section 401(m) of the Code.

          (1) Adjustments to Comply with Actual Deferral Percentage Test. (A) Adjustment to Deferred Contributions of Highly Compensated Employees. The Company shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether the actual deferral percentage test is satisfied during a Plan Year, and, if it appears to the Company that such test will not be satisfied, the Company shall take such steps as it deems necessary or appropriate to adjust the Deferred Contributions made pursuant to Section 3.3 for all or a portion of such Plan Year on behalf of each Participant who is a highly compensated employee to the extent necessary in order for the actual deferral percentage test to be satisfied, as described herein. The Deferred Contributions made on behalf of each Participant who is a highly compensated employee and whose actual dollar amount of Deferred Contributions is the highest shall be reduced until such dollar amount equals the greater of (A) the largest dollar amount such that the actual deferral percentage test shall be satisfied and (B) the next highest actual dollar amount of Deferred Contributions made for such Plan Year by any Participant who is a highly compensated employee. If further reductions are necessary, then such contributions on behalf of each Participant who is a highly compensated employee and whose actual dollar amount of Deferred Contributions, after the reduction described in the preceding sentence, is the highest shall be reduced in accordance with the previous sentence. Such reductions shall continue to be made to the extent necessary so that the actual deferral percentage test is satisfied.

          (B) Corrective Distributions. The adjustment described in subparagraph
     (1)(A) of this subsection (e) shall be made from time to time during the Plan Year with respect to Deferred Contributions made pursuant to Section
     3.3 subsequent to the time of each such adjustment as determined by the Company. If within 2 1/2 months after the close of a Plan Year the Company determines that, notwithstanding any adjustments made during such Plan Year, the actual deferral percentage test has not been satisfied for such Plan Year, the Company shall within such 2 1/2 month period make additional reductions pursuant to subparagraph (1)(A) of this subsection (e) so that the actual deferral percentage test is satisfied and, at the Committee's discretion, either (A) treat the amount of such reductions as Participant Contributions made pursuant to Section 3.1 shall be forfeited or (B) distribute no later than the last day of the subsequent Plan Year to such Participant (I) the amount of such reductions plus any income and minus any loss allocable thereto and (II) any corresponding Matching Contributions related thereto plus any income and minus any loss allocable thereto in which the Participant would be vested if he had terminated employment on the last day of the Plan Year for which such contributions were made (or earlier if any such Participant actually terminated service at any earlier date), and any corresponding Matching Contributions in which the Participant would not be vested plus any income and minus any loss allocable thereto shall be forfeited. The amount of any income or loss allocable to any such reductions, including income or loss attributable to the gap period (as defined in Regulations), to be so distributed or forfeited shall be determined pursu-ant to applicable Regulations. The amount of Deferred Contributions (and income or loss allocable thereto) to be distributed to a Participant hereunder shall be reduced by any Deferred Contributions previously distributed to such Participant pursuant to Section 3.5(b) in order to comply with the limitations of section 402(g) of the Code. The unadjusted amount of any such reductions so distributed shall be treated as "annual additions" for purposes of Section 5.1 relating to the limitations under section 415 of the Code.

          (2) Adjustments to Comply with the Actual Contribution Percentage Test. (A) Adjustment to Participant Contributions and Matching Contributions of Highly Compensated Employees. If, after taking into account the distribution or forfeiture of Matching Contributions made on behalf of highly compensated employees pursuant to subparagraph (1)(B) above, the Company determines that the actual contribution percentage test shall not be satisfied for a Plan Year, then the Company shall adjust the Participant Contributions and Matching Contributions made pursuant to Sections 3.1 and 4.1 for all or a portion of such Plan Year on behalf of each Participant who is a highly compensated employee to the extent necessary in order for the actual contribution percentage test to be satisfied, as described herein. Any reduction prescribed by this subparagraph shall be applied to a Participant's Participant Contributions first, and shall be applied to his Matching Contributions only after reduction of his Participant Contributions for such Plan Year to zero. The Participant Contributions, and if applicable, Matching Contributions made on behalf of each Participant who is a highly compensated employee and whose actual dollar amount of Participant Contributions and Matching Contributions is the highest shall be reduced until such dollar amount equals the greater of (A) the largest dollar amount such that the actual contribution percentage test shall be satisfied or (B) the next highest actual dollar amount of Participant Contributions and Matching Contributions made for such Plan Year for any Participant who is a highly compensated employee. If further reductions are necessary, then such contributions on behalf of each Participant who is a highly compensated employee and whose actual dollar amount of Participant Contributions and Matching Contributions, after the reduction described in the preceding sentence, is the highest shall be reduced in accordance with the previous sentence. Such reductions shall continue to be made to the extent necessary so that the actual contribution percentage test is satisfied.

          (B) Corrective Distributions. With respect to the Participant Contributions and, if applicable, Matching Contributions to be reduced on behalf of Participants who are highly compensated employees as described in subparagraph (2)(A) above, the Company shall, no later than 2 1/2 months after the end of the Plan Year, distribute the portion of such Participant Contributions, and if applicable, Matching Contributions, plus any income and minus any loss allocable thereto in which the Participant would be vested if he had terminated employment on the last day of the Plan Year for which such contributions were made (or earlier if any such Participant actually terminated service at any earlier date), and the portion of such Matching Contributions in which the Participant would not be vested plus any income and minus any losses applicable thereto shall be forfeited. The amount of any income or loss allocable to any such reductions, including income or loss attributable to the gap period (as defined in Regulations), to be so distributed or forfeited shall be determined pursuant to applicable Regulations. The unadjusted amount of any such reductions so distributed shall be treated as "annual additions" for purposes of Section
     5.1 relating to the limitations under section 415 of the Code.

          (3) Adjustments to Comply with the Aggregate Limit. If, after making the adjustments required by paragraphs (1) and (2) of this subsection for a Plan Year, the Company determines that the sum of the HCE average deferral percentage and the HCE average contribution percentage exceeds the aggregate limit for such Plan Year, the Company shall within 2 1/2 months after the close of such Plan Year adjust the Participant Contributions made pursuant to Section 3.1 for such Plan Year on behalf of each Participant who is a highly compensated employee to the extent necessary to eliminate such excess. Such adjustment shall be effected in the same manner described in paragraph (2) of this subsection relating to reductions made to satisfy the actual contribution percentage test. In the event that further reductions are necessary, the Company shall within 2 1/2 months after the close of such Plan Year adjust the Deferred Contributions made pursuant to Section 3.3 for such Plan Year on behalf of each Participant who is a highly compensated employee to the extent necessary to eliminate such excess. Such adjustment shall be effected in the same manner described in paragraph (1) of this subsection relating to reductions made to satisfy the actual deferral percentage test. In the event that further reductions are necessary, the Company shall within 2 1/2 months after the close of such Plan Year adjust the Matching Contributions made pursuant to
     Section 4.1 for such Plan Year on behalf of each Participant who is a highly compensated employee to the extent necessary to eliminate such excess. Such adjustment shall be effected in the same manner described in paragraph (2) of this subsection relating to reductions made to satisfy the actual contribution percentage test.

     (f) Designation of Qualified Nonelective Contributions. Each Plan Year, the Company may, to the extent permitted by the Secretary of the Treasury, designate an amount of any Employer contributions allocated to Participant accounts on behalf of any group of Participants who are not highly compensated employees to be treated as "qualified nonelective contributions" within the meaning of section 401(m)(4)(C) of the Code for purposes of applying the actual deferral percentage test and the actual contribution percentage test. Any such Employer contributions designated as qualified nonelective contributions and earnings related thereto shall be accounted for separately by the Trustee and shall be distributable pursuant to the provisions of the Plan concerning distributions of Matching Contributions (but no earlier than the Participant's separation from service or death).

     5.3 Limitation on Contributions.

     (a) Deductibility. Notwithstanding anything contained in the Plan to the contrary, contributions made to the Plan under Section 3.3 and Article 4 for any Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes on account of such contributions for the fiscal year of the Employer which ends with or within a Plan Year. Any contribution which is determined by the Internal Revenue Service to be nondeductible by an Employer shall be returned to such Employer within one year following the date on which such deduction is disallowed.

     (b) Mistake of Fact. Any contribution made by an Employer by reason of a good faith mistake of fact shall, upon the request of such Employer, be returned by the Trustee to such Employer. The Employer's request and the return of any such contribution must be made within one year after such contribution was mistakenly made. The amount to be returned to the Employer pursuant to this paragraph shall be the excess of the amount contributed over the amount which would have been contributed had there not been a mistake of fact. If the return to the Employer of the amount attributable to the mistaken contribution would cause the amount credited to any Participant's Account as of the date such amount is to be returned (as if such date were a Valuation Date) to be reduced to less than what would have been the amount credited to such Account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such a reduction.

                                    ARTICLE 6

                                      TRUST


     A Trust shall be created by the execution of a Trust Agreement between the Company (acting on behalf of the Employers) and the Trustee. All contributions under the Plan shall be made to the Trustee. The Trustee shall hold all property received by it and invest the income and allocate the losses from all property held by it on behalf of the Participants collectively in accordance with the provisions of the Plan and the Trust Agreement. The

Trustee shall make distributions from the Trust Fund at such time or times to such person or persons (or such qualified plans or individual retirement accounts) and in such amounts as the Committee shall direct in accordance with the Plan.

                                    ARTICLE 7

         INVESTMENT ELECTIONS AND ALLOCATIONS TO PARTICIPANTS' ACCOUNTS


     7.1 Separate Accounts and Investment Elections.

     (a) Accounts. The Committee shall establish and maintain, or cause the Trustee or such other agent as the Committee may select to establish and maintain, a separate Account for each Participant. Such Accounts shall be solely for accounting purposes and no segregation of assets of the Trust among the separate Accounts shall be required. Each Account shall consist of (a) if a Participant is making or has made Participant Contributions, a Participant Contribution Account, (b) if Deferred Contributions are being made or have been made for a Participant, a Deferred Contribution Account, (c) if Matching Contributions are being made or have been made for a Participant, a Matching Contribution Account (d) if Profit Sharing Contributions are being made or have been made, a Profit Sharing Account, and (e) if a Participant has made a rollover contribution, a Rollover Account.

     (b) Investment Funds. (1) In General. The Committee shall establish and maintain, or shall cause to be established and maintained, three or more investment funds, the type and number of such funds to be determined by the Company, to which all amounts contributed under the Plan shall be credited according to each Participant's investment elections pursuant to subsection (c) of this Section. The Trustee shall establish and maintain, or cause to be established or maintained, investment subaccounts with respect to each such investment fund to which amounts contributed under the Plan shall be credited according to each Participant's investment elections pursuant to subsection (c) of this Section. All such subaccounts shall be for accounting purposes only, and there shall be no segregation of assets within the investment funds among the separate subaccounts.

     (2) Company Stock Fund. As soon as practicable after the Effective Date, the Committee shall establish or shall cause to be established a Company Stock Fund. The assets of the Company Stock Fund shall be invested primarily in shares of Company Stock and short-term liquid investments in a commingled money-market fund maintained by the Trustee, to the extent determined by the Trustee to be necessary to satisfy such fund's cash needs. Each Participant's proportional interest in the Company Stock Fund shall be represented by units of participation, each such unit representing a proportionate interest in all the assets of such fund. In making purchases or sales of shares of Company Stock for the Company Stock Fund, the Trustee shall purchase or sell shares of Company Stock in the manner and in the proportion as prescribed by the Company in accordance with rules adopted for such purpose.

     (3) Bestfoods Stock Fund. As soon as practicable after the Effective Date, the Committee shall establish or shall cause to be established the Bestfoods Stock Fund which shall consist solely of the shares of common stock of Bestfoods (formerly known as CPC International Inc.) ("Bestfoods Stock") received by the Bestfoods Stock Fund in connection with the spin-off of the Company by CPC International Inc. This fund may not receive any new investments or transfers from other funds. Participants may transfer amounts from this fund to any other fund at any time, but once any such amounts are transferred to another fund, they may not be transferred back into the Bestfoods Stock Fund. Dividends, if any, on Bestfoods common stock shall be reinvested by the Trustee in the Fidelity Managed Income Portfolio II, or such other investment fund designated by the Committee for this purpose. Unless earlier, as determined by the Committee, effective December 31, 2000, this fund shall terminate, and all amounts invested in the Bestfoods Stock Fund on such date shall be transferred to applica-ble Participant accounts in the Fidelity Managed Income Portfolio II or such other investment fund designated by the Committee for this purpose, in accordance with the procedures of subsection (c) below.

     (c) Investment Elections. Each Participant shall make an investment election which shall apply to the investment of his Account balance and any earnings thereon and shall make an election which shall apply to future contributions which will be made to such Participant's Account pursuant to Sections 3.1, 3.3, 4.1 and 4.2 and to the loan payments made pursuant to Section 8.2(e). Such election shall specify that such contributions be invested either
(i) wholly in one fund maintained pursuant to subsection (b) or (ii) divided among such funds in multiples established by the Committee from time to time. During any period in which no direction as to the investment of a Participant's Account is on file with the Committee, contributions made by him or on his behalf to the Plan shall be invested in such manner as the Committee shall determine.

     With respect to the allocation of the Participant's existing Account balances among the available investment funds, a Participant may elect to change his investment election effective as of any Valuation Date. The Committee may prescribe uniform rules which shall govern the time by which any such election shall be made in order to be effective for a Valuation Date. A Participant may change his investment elections only once during any one day.

     With respect to the investment of future contributions to the Participant's Account among the available investment funds, a Participant may elect to change his investment election effective as of the first day of the payroll period which is at least one day following the date on which the Plan Administrator receives notification of such change. The Committee may prescribe uniform rules which shall govern the date and time by which any such election shall be made in order to be effective for a calendar month. Such an election may be made as of any Valuation Date, provided that in the event a Participant makes more than one election with respect to a calendar month, the last such election made by the Participant shall control.

     (d) Applicability. For purposes of this Section, the term "Participant" shall include any Beneficiary of a deceased Participant and any alternate payee under a qualified domestic relations order on whose behalf an account has been established under this Plan.

     7.2 Allocation of Contributions and Withdrawals to Accounts.

     (a) Allocations of Deferred Contributions. Twice per calendar month (or at such other frequently prescribed by the Committee), the Committee shall deposit the Deferred Contributions made via payroll reduction during such semi-monthly period (or other period prescribed by the Committee) with the Trustee. Such contributions shall be allocated to the Deferred Contribution Account of each Participant on whose behalf such contributions were made as soon as practicable after such date.

     (b) Allocations of Participant Contributions. Twice per calendar month (or at such other frequency prescribed by the Committee), the Committee shall deposit the Participant Contributions made during such semi-monthly period (or other period prescribed by the Committee) with the Trustee. Such contributions shall be allocated to the Participant Contribution Account of each Participant who made such contributions as soon as practicable after such date.

     (c) Allocations of Matching Contributions. Once per calendar month (or at such other frequency prescribed by the Committee), Matching Contributions made during such month (or other period prescribed by the Committee) shall be deposited with the Trustee. Such contributions shall be allocated to the Matching Contribution Account of each Participant for whom such contributions are made as soon as practicable after such date.

     (d) Allocations of Profit Sharing Contributions. As of the end of each Plan Year, after the adjustments described in Section 7.3 have been made, the Committee shall allocate the Profit Sharing Contributions, if any, made since the preceding Plan Year to the Profit Sharing Account of each Participant who
(i) is an Employee on the last day of such Plan Year and (ii) has completed at least 1,000 Hours of Service during such Plan Year, or whose employment with an Employer terminated during such Plan Year on account of death, retirement or disability. For purposes of the foregoing sentence "retirement" shall mean a Participant's termination of employment after attaining age 55 with at least 10 Years of Service or a Participant's termination of employment after attaining age 65 without regard to the Participant's Years of Service. Such Profit Sharing Contributions shall be allocated on a pro-rata basis to each Participant based on each such Participant's Compensation during such Plan Year.

     (e) Allocations of Rollover Contributions. As soon as administratively practicable after a Participant delivers a rollover contribution to the Committee, the Committee shall deposit such contribution with the Trustee. Such contribution shall be allocated to the Participant's Rollover Account as soon as practicable after such date.

     (f) Allocation of Loan Repayments. Twice per calendar month (or at such other frequency prescribed by the Committee), the Committee shall deposit the loan repayments during such semi-monthly period (or other period prescribed by the Committee) with the Trustee. Such repayments shall be allocated to the Deferred Contribution Account or Rollover Account, as applicable, of each Participant who made such repayments as soon as practicable after such date. The Committee shall reduce the Participant's loan subaccount (as defined in Section 8.2(e) by the principal portion of such loan repayments.

     (g) Allocation of Withdrawals. As of each Valuation Date, after making the adjustments described in Section 7.3, a Participant's Account shall be reduced by the amount of any withdrawals or distributions from such Account made after the immediately preceding Valuation Date.

     (h) Allocation of Forfeitures. As of the end of each Plan Year, after making the adjustments described in Section 7.3, forfeitures arising under this Plan shall be applied to fund Employer Matching Contributions.

     7.3 Valuation of Participants' Accounts.

     (a) Value of Investment Funds. Except for the Company Stock Fund and the Bestfoods Stock Fund, as of each Valuation Date, the value of the portion of Participants' Accounts that is invested in each investment fund shall be determined based upon the number of units invested in each such fund and the net asset value of each such fund, as determined by the Trustee.

     (b) Valuation of Portion of Accounts Invested in Company Stock. As soon as practicable after each Valuation Date, the value of Participants' Accounts that is invested in Company Stock, including any accumulated cash, shall be determined by the Trustee, taking into account any cash dividends, shares received as a stock split or dividend or as a result of a reorganization or other recapitalization of the Company, or other distributions paid to shareholders of Company Stock, since the preceding Valuation Date.

     (c) Valuation of Portion of Accounts Invested in Bestfoods Stock. As soon as practicable after each Valuation Date, the value of Participants' Accounts that is invested in Bestfoods Stock, including any accumulated cash, shall be determined by the Trustee, taking into account any cash dividends, shares received as a stock split or dividend or as a result of a reorganization or other recapitalization of Bestfoods, or other distributions paid to shareholders of Bestfoods Stock since the preceding Valuation Date.

     (d) Value of Total Account. The valuation of a Participant's Account as of any Valuation Date shall be the sum of the values of his Participant Contribution Account, Deferred Contribution Account, Matching Contribution Account, Profit Sharing Account and Rollover Account. A Participant's Account shall be further reduced or increased in such manner as the Committee determines in its discretion to be necessary to provide an equitable allocation of any change in the value of the net worth of the Trust Fund.

     7.4 Correction of Error. If it shall come to the attention of the Committee that an error has been made in any of the allocations prescribed by this Plan, appropriate adjustment shall be made to the Accounts of all Participants and Beneficiaries that are affected by such error, except that no adjustment need be made with respect to the Account of any Participant which has been distributed in full prior to the discovery of such error.

                                    ARTICLE 8

                              WITHDRAWALS AND LOANS


     8.1 ithdrawals Prior to Termination of Employment.

     (a) Withdrawals from Participant Contribution Account. A Participant who is an Employee may elect to withdraw all or any portion of the balance of his Participant Contribution Account.

     Amounts withdrawn from a Participant's Participant Contribution Account shall be debited (i) first from Participant Contributions the Participant made prior to January 1, 1987, (ii) next from Participant Contributions made on or after January 1, 1987 but prior to the date which is two years prior to the date of withdrawal (plus earnings in the proportions prescribed by section 72 of the Code) and (iii) finally, from Participant Contributions made during the two-year period ending on the date of withdrawal (plus earnings in the proportions prescribed by section 72 of the Code). If a Participant withdraws any amounts described in clause (iii) of the preceding sentence which were matched by Matching Contributions as described in Section 4.1, the Participant shall be suspended from receiving allocations of Matching Contributions for a period of 6 months from the date such amount is withdrawn. Notwithstanding the foregoing, in the case of a Participant who makes a withdrawal pursuant to this subsection while on an approved leave of absence, such 6-month suspension shall begin on the first day of the payroll period following the date on which he resumes receiving Compensation.

     (b) Withdrawals After Age 59 1/2. Upon attaining age 59 1/2, a Participant who is an Employee may withdraw all or any part of the balances of his Deferred Contribution Account and Rollover Account. Amounts withdrawn pursuant to this subsection shall be debited first from the Participant's Rollover Account, and next from the Participant's Deferred Contribution Account.

     (c) Hardship Withdrawals. A Participant who is an Employee may, prior to attainment of age 59 1/2, withdraw a portion of the balance of the Participant's Deferred Contribution Account, but only on account of a financial hardship. The minimum amount that may be withdrawn due to financial hardship is the lesser of $500 and the aggregate of the balance of a Participant's Deferred Contribution Account (excluding any earnings credited to such account after December 31, 1988), and the documented need for a hardship withdrawal must be at least $500. No amount may be withdrawn from a Participant's Matching Contribution Account or Profit Sharing Account under this subsection on account of financial hardship. No financial hardship withdrawal shall be permitted (1) while any amounts remain in such Participant's Participant Contribution Account or Rollover Account or
(2) if the Participant is currently eligible to borrow from the Plan pursuant to
Section 8.2, unless the Participant attests that making loan payments on amounts borrowed from the Plan will cause a financial hardship.

     Financial hardship shall be deemed to exist only if the distribution is necessary because of immediate and heavy financial need of the Participant under the following circumstances:

          (1) to pay medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code;

          (2) to pay costs directly related to the purchase of the Participant's principal residence (excluding periodic mortgage payments);

          (3) to pay (or reimburse the Participant for) tuition, room and board, and related educational fees for 12 months of post-secondary education of the Participant, the Participant's spouse, children or dependents (as defined in section 152 of the Code); or

          (4) to prevent eviction from, or foreclosure on, the Participant's principal residence.

     For purposes of this subsection, a distribution shall be deemed necessary to satisfy an immediate and heavy financial need only if:

          (1) the Committee receives from the Participant a representation that the need cannot be relieved :

               (i) through reimbursement or compensation by insurance or otherwise;

               (ii) by liquidation of the Participant's assets;

               (iii) by cessation of Deferred Contributions and Participant Contributions under the Plan; or

               (iv) by other distributions or nontaxable loans (at the time of the loan) from plans maintained by the Company or any other Employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need, and

          (2) the Committee reasonably relies on the accuracy of such representation. The Committee may rely upon the Participant's representation unless it has actual knowledge to the contrary.

          (3) For purposes of paragraph (1) above, a need cannot reasonably be relieved by one of the actions listed therein if the effect would be to increase the amount of the need.

     In no event may the amount withdrawn pursuant to this subsection (c) exceed the amount of the Participant's Deferred Contributions not previously withdrawn plus the income credited on the Participant's Deferred Contributions as of December 31, 1988. The Committee shall determine whether the criteria for hardship withdrawal have been satisfied and has the right to refuse a hardship withdrawal request if it finds that such criteria have not been satisfied.

     (d) Rollover Withdrawals. While an Employee, a Participant may at any time withdraw all or any portion of the balance of his Rollover Account.

     (e) Other Withdrawals. A Participant who, on April 1, 1979, had an account balance under the CPC Plan may elect to withdraw (i) the portion of his Participant Contribution Account which is equal to the value of such account on April 1, 1979 plus the value of amounts attributable to any Employer contributions (other than elective deferrals described in section 401(k) of the Code) made during the two-year period ending on April 1, 1979 reduced by (ii) the aggregate amount of prior withdrawals made on or after April 1, 1979 of such contributions. In no event shall a withdrawal made pursuant to this subsection exceed (i) with respect to portion attributable to Participant Contributions, the total balance of the Participant's Participant Contribution Account and (ii) with respect to the remaining portion, the total balance of the Participant's Matching Contribution Account and Profit Sharing Account. If a Participant withdraws any amount pursuant to this subsection, the Participant shall be suspended from receiving allocations of Matching Contributions for a period of 9 months from the date such amount is withdrawn. Notwithstanding the foregoing, in the case of a Participant who makes a withdrawal pursuant to this subsection while on an approved leave of absence, such 9-month suspension shall begin on the first day of the payroll period following the date on which he resumes receiving Compensation.

     (f) Miscellaneous Rules Relating to Withdrawals. A Participant may request a withdrawal pursuant to this Section in the manner prescribed by the Committee; provided that a Participant may make only one such withdrawal during any six consecutive month period. For purposes of determining the balance a Participant's accounts under the Plan for purposes of this Section, such balances shall be valued as of the date the Participant's request for a withdrawal is received by the Committee in acceptable form and substance, or such other date prescribed by the Committee in conjunction with the Plan's recordkeeper (such date to be applied in a uniform manner), and shall be paid within a reasonable period of time thereafter. All withdrawals under this Section shall be paid in cash. For purposes of this subsection, the value of a Participant's accounts shall be determined by excluding the portion credited to the Participant's loan subaccount under Section 8.2(e), if any. To the extent permitted by the Committee, a Participant who elects a withdrawal under this Section shall designate the extent to which any such withdrawal shall be made from the various investment funds in which his account balance is invested, but absent any such designation such withdrawal shall be made from such funds as the Committee shall, in its sole discretion, determine.

     8.2 Loans to Participants.

     (a) Making of Loans. Subject to the restrictions set forth in this Section, the Committee shall establish a loan program whereby any Participant who is an Employee may request, by prior written application to the Committee, to borrow funds from the Plan. The principal balance of such loan shall be not less than $1,000 and shall not exceed the lesser of (1) 50% of the aggregate of the Participant's vested Account balance under the Plan as of the Valuation Date coinciding with or immediately preceding the day on which the loan is made, and
(2) $50,000, reduced by the excess, if any, of the highest outstanding loan balance of the Participant under all plans maintained by the Employer during the period of time beginning one year and one day prior to the date such loan is to be made and ending on the date such loan is to be made over the outstanding balance of loans from all such plans on the date on which such loan was made.

     (b) Restrictions. No Participant may have more than two loans outstanding at any time. Amounts equal to any such loan (or loans, as the case may be) shall be debited first from the Participant's Deferred Contribution Account to the extent thereof, then from his Rollover Account, if any, to the extent thereof, then from contributions to his Participant Contribution Account which are attributable to Participant Contributions made after December 31, 1986 and which have not been matched by Matching Contributions, next from contributions to his Participant Contribution Account which are attributable to Participant Contributions made after December 31, 1986 and which have been matched by Matching Contributions, next from contributions to his Participant Contribution Account which are attributable to Participant Contributions made prior to January 1, 1987 to the extent thereof, then from his Matching Contribution Account to the extent thereof, and then from his Profit Sharing Account, to the extent thereof. Such amounts shall be debited from the investment fund or funds as the Committee shall, in its sole discretion, determine. Any loan approved by the Committee pursuant to the preceding paragraph (a) shall be made only upon the following terms and conditions:

          (1) The period for repayment of the loan shall be arrived at by mutual agreement between the Committee and the Participant, but such period shall not exceed five years from the date of the loan; provided, however, that if the purpose of the loan, as determined by the Committee, is to acquire any dwelling unit that within a reasonable period of time is to be used as the principal residence of the Participant, then such period for repayment shall not exceed fifteen years. Such loan may be prepaid, without penalty, by delivery to the Committee of cash in an amount equal to the entire unpaid balance of such loan. Any loan is due in full upon termination of employment.

          (2) No loan shall be made unless the Participant consents to have such loan repaid in substantially equal installments deducted from the regular payments of the Participant's compensation during the term of the loan. Notwithstanding the foregoing, loan repayments under this Plan may be suspended with respect to a Participant in Military Service to the extent required by USERRA and in accordance with section 414(u)(4) of the Code.

          (3) Each loan shall be evidenced by the Participant's collateral promissory note for the amount of the loan, with interest, payable to the order of the Trustee, and shall be secured by an assignment of a portion of the Participant's vested benefit under the Plan equal to the initial principal amount of such loan and such other collateral as may be required by the Committee.

          (4) Each loan shall bear a fixed interest rate which shall be equal to the prime rate on the last Valuation Date of the month preceding the date the loan is applied for as published in the Wall Street Journal on the business day following such Valuation Date, plus 1%.

          (5) No withdrawal (other than a hardship withdrawal made pursuant to Section 8.1(c)) or distribution shall be made to any Participant who has borrowed from the Trust unless and until the loan, including interest, has been repaid.

          (6) Each Participant requesting a loan shall, as a condition of receiving such loan, pay such reasonable loan processing fee as shall be set from time to time by the Committee. To the extent permitted by the Committee, such fee may be paid from the loan proceeds.

          (7) The Committee may, in its sole discretion, restrict the amount to be disbursed pursuant to any loan request to the extent it deems necessary to take into account any fluctuations in the value of a Participant's accounts since the date on which the Participant filed a request for a loan.

          (8) The Committee may, in its sole discretion, cause a charge as an expense to the accounts of any Participant receiving a loan any reasonable administrative fee for processing or annual maintenance of such loan.

     (c) Loan Default. In the event a Participant defaults on a Plan loan, the entire unpaid balance of the loan shall become due and payable immediately. The Committee may declare a loan to be in default if any of the following events occur:

          (1) the termination of his employment with his Employer for any reason (including death);

          (2) the Participant becoming a Disabled Participant;

          (3) failure of the Participant to make any payment of principal or interest on the loan on or before the date such payment is due;

          (4) the Participant's net paycheck (after all other payroll deductions) decreases to an amount lower than his payroll deduction loan repayment amount;

          (5) failure of the Participant to perform or observe any of his covenants, duties or agreements under the promissory note executed by the Participant with respect to the loan;

          (6) receipt by the Plan of opinion of counsel to the effect that (1) the Plan will, or could, lose its status as a qualified plan under section 401(a) of the Code unless the loan is repaid or (2) the loan violates, or may violate, any provision of ERISA;

          (7) any portion of the Participant's account that is not in excess of the amount that has been pledged as security for the loan becomes payable from the Plan to the Participant, to any beneficiary of the Participant, or to any "alternate payee" of the Participant pursuant to any qualified domestic relations order (as defined in section 414(p) of the Code); or

          (8) the Participant makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, or becomes a subject of any wage earner plan under the federal Bankruptcy Code or under any applicable state insolvency law, or there is commenced against the Participant any bankruptcy, insolvency, or other similar proceeding which remains undismissed for a period of 60 days (or the Participant by an act indicates his consent to, approval of, or acquiescence in any such proceeding).

     Notwithstanding the foregoing, loan repayments may be suspended for (i) any period during which a Participant takes an authorized unpaid sick leave from his Employer and (ii) any period of a Participant's unpaid authorized leave of absence, but in no event for a period exceeding one year. A default shall occur upon the Participant's resumption of active employment unless the Participant pays all outstanding amounts in arrears upon such resumption, or upon the expiration of such one-year period, if earlier.

     In the event a default on a Participant loan occurs and the Participant does not pay the entire unpaid balance of the loan (with accrued unpaid interest) within five business days after the date the default occurs, the Participant's vested interest under the Plan that has been pledged as security for repayment of the Plan loan shall be applied immediately, to the extent required, to pay the entire unpaid balance of the loan (and all accrued unpaid interest thereon); provided, however, that in the case of a default described in subparagraph (7) above, the Plan may distribute the Participant's promissory note to the Participant (or if the Participant has died, to his beneficiary) in full satisfaction of the Plan's liability to the Participant (or if the Participant has died, to his beneficiary) with respect to that portion of the Participant's vested account equal to the outstanding loan amount (including accrued unpaid interest). Notwithstanding the foregoing, no portion of the Participant's account consisting of, or attributable to, the Participant's elective deferrals (as defined in section 402(g) of the Code) shall be applied to pay an outstanding loan before the date the Participant terminates employment or, if earlier, attains age 59 1/2.

     Failure by the Committee to enforce strictly Plan rights with respect to a default on a Plan loan shall not constitute a waiver of such rights.

     (d) Applicability. The provisions of this Section 8.2 shall apply to any person who is a Participant but who is not an Employee and any Beneficiary of a deceased Participant if such Participant or Beneficiary is a "party in interest" as defined in section 3(14) of ERISA. The grant of a loan pursuant to this
Section 8.2 and the terms and conditions thereof shall apply to any such Participant or Beneficiary in the same manner as to a Participant who is an Employee, except that the requirements of Section 8.2(b)(2) shall be met with respect to each such Participant and Beneficiary if such Participant or Beneficiary consents to have such loan repaid in substantially equal installments as determined by the Committee, but not less frequently than quarterly.

     (e) Loan Subaccount. The Committee shall cause to be maintained a loan subaccount for the receipt of amounts debited from a Participant's accounts attributable to any loan made pursuant to this Section 8.2. Appropriate accounting entries reflecting such transfers shall be concurrent with the disbursement to the Participant of amounts borrowed. A repayment of interest or principal received in respect of amounts borrowed by a Participant shall be credited to the loan subaccount of such Participant as soon as practicable after the Valuation Date coinciding with or next following the date on which such payment is made. The Committee shall then cause to be credited such repayments to the Participant's Deferred Contribution Account, Rollover Account, Profit Sharing Account and Matching Contribution Account in the same proportion as such accounts were charged with the loan. Repayments so allocated to a Participant shall then be allocated among such Participant's investment fund subaccounts in accordance with such Participant's investment direction in effect at the time that such repayments are credited to the Participant's accounts. Notwithstanding the foregoing, with respect to loans made under the CPC Plan, the Committee shall prescribe such procedures as it deems necessary for the repayment of such amounts.

                                    ARTICLE 9

                  DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT


     9.1 Entitlement to Distribution Upon Termination of Employment. (a) Vesting. A Participant or his designated Beneficiary, as the case may be, shall be entitled to receive his or her entire Account balance as soon as administratively practicable following the date on which the Participant's termination of employment occurs if the Participant terminates employment after completing at least three Years of Service, on account of death, after attainment of age 65 or if such Participant becomes a Disabled Participant. If a Participant terminates employment for any other reason before completing three Years of Service, the balance of such Participant's Matching Contribution Account and Profit Sharing Account shall be forfeited as described in subsection
(b) below. A Participant is always fully vested in the balance of such Participant's Participant Contribution Account, Deferred Contribution Account and Rollover Account (if any).

     (b) Forfeitures. If upon a Participant's termination of employment the Participant is not vested in his Matching Contribution Account and Profit Sharing Account as described in subsection (a) above, the balance of such accounts shall be credited to a special forfeiture account established on behalf of such Participant. Such credit shall occur as of the Valuation Date as of which the adjusted balance is determined, and such account shall not be taken into account in determining, nor participate in, the allocations prescribed by
Article 7.

     The amount credited to a special forfeiture account established on behalf of a Participant shall be forfeited as of the earlier of (i) in the case of a Participant who takes a distribution of the vested portion of the Participant's interest in the Trust Fund as provided in Section 9.2, as of the end of the date of such distribution and (ii) the date as of which the Participant incurs 5 consecutive Break in Service Years. If such Participant is reemployed prior to taking a distribution and prior to incurring 5 consecutive Break in Service Years such special account shall be restored.

     9.2 Form of Distribution.

     (a) In General. Except as provided in subsection (b) below, any distribution to which a Participant or Beneficiary becomes entitled upon termination of employment shall be distributed by the Trustee at the direction of the Committee by payment in a single lump sum in cash. Notwithstanding the preceding sentence, a Participant or Beneficiary, as the case may be, may elect to receive distribution of the portion of such Participant's Account that is invested in Company Stock or Bestfoods Stock in the form of whole shares of Company Stock or Bestfoods Stock, as the case may be, with cash in lieu of fractional shares.

     (b) Protected Forms of Distribution for former CPC Plan Participants. Notwithstanding subsection (a) above, a Participant who, on December 31, 1997, had an account balance under the CPC Plan, or a Beneficiary of any such Participant, may elect that distribution of his Account be made in one of the following optional forms of benefit, in lieu of a lump sum:

     Option 1. Period Certain Annuity. The balance of the Participant's Account shall be applied to purchase a single premium annuity contract providing for equal monthly installment payments, over a payment period of 5, 10, 15 or 20 years, as may be specified by the Participant or Beneficiary, as the case may be. Upon such individual's death such payments shall continue to be made for the remainder of the period to the contingent annuitant, designated by the Participant or Beneficiary, as the case may be. Notwithstanding the foregoing, (i) in no event may a Participant (or Beneficiary) elect to receive an annuity under this period certain option for a period extending beyond his life expectancy, as determined in accordance with section 401(a)(9) of the Code, and (ii) such distribution shall otherwise comply with the incidental benefit requirement of section 401(a)(9) of the Code.

     Option 2. Single Life Annuity with Cash Refund. The balance of the Participant's Account shall be applied to purchase a single premium annuity contract providing for (i) monthly payments for the lifetime of the Participant or Beneficiary, as the case may be and (ii) for the payment in a lump sum to the beneficiary designated by such Participant or Beneficiary, as the case may be, of any excess of the purchase price of the annuity over the aggregate of the benefits paid thereunder up to such individual's death. If a Participant elects this form of benefit, he shall be subject to the special election procedures described in Section 10.7.

     Option 3. 50% Joint and Survivor Annuity with Cash Refund. The balance of the Participant's Account shall be applied to purchase a single premium annuity contract providing for reduced monthly payments for the Participant's lifetime, and if the Participant's spouse survives him, to such spouse for her remaining lifetime in an amount equal to 50% of the Participant's monthly annuity payments. Such annuity shall also provide for the payment in a lump sum to the Beneficiary by the survivor of the Participant or his spouse of any excess of the purchase price of the annuity over the aggregate of the benefits paid thereunder up to the death of the survivor of the Participant or his spouse. If a Participant elects this form of benefit, he shall be subject to the special election procedures described in Section 10.7. This option shall not be available to a Participant's Beneficiary.

     Option 4. Combined Lump Sum and Annuity. The aggregate balance of a Participant's Deferred Contribution Account, Participant Contribution Account and Rollover Account shall be paid to the Participant (or Beneficiary) in the form of a single lump sum in cash (or, if the Participant or Beneficiary so elects with respect to the portion of such accounts that are invested in Company Stock or Bestfoods Stock, in the form of whole shares of Company Stock or Bestfoods Stock, as the case may be, with cash in lieu of fractional shares) and the aggregate value of such Participant's Matching Account and Profit Sharing Account shall be paid in one of the forms specified in Options 1, 2 or 3 above, as elected by the Participant (or in one of the forms specified in Options 1 or 2 above, if elected by the Beneficiary).

     9.3 Time of Distribution. Any distribution to which a Participant or his Beneficiary becomes entitled upon termination of employment shall be made as soon as administratively practicable following the date elected by the Participant or the Participant's designated Beneficiary, as the case may be, provided, however, that:

          (a) subject to Section 10.2, if a Participant fails to make any election, the Participant's Account shall be distributed in a single lump sum cash payment no later than 60 days after the end of the Plan Year in which the Participant attains age 65 (or terminates employment, if later); provided that, the

     Participant may make an affirmative election to defer distribution to a later date, but in no event later than April 1 of the calendar year following the calendar year in which the Participant's attains age 70 1/2;

          (b) distributions to a Participant's Beneficiary on account of the Participant's death shall be made no later than December 31 of the calendar year in which occurs the fifth anniversary of the Participant's death;

          (c) with respect to a Participant who continues in employment after attaining age 70 1/2, distribution of the Participant's account balance shall commence no later than the Participant's required beginning date. For purposes of this paragraph, the term "required beginning date" shall mean
     (i) with respect to a Participant who is a 5%-owner (within the meaning of section 416(i) of the Code) in the calendar year in which he attains age 70 1/2, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 and (ii) with respect to any other Participant, April 1 of the calendar year following the calendar year in which the Participant retires. Notwithstanding the foregoing, to the extent required by the Secretary of the Treasury, a Participant who is not a 5%-owner shall be permitted to elect that distributions commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Distributions made under this paragraph shall be made in accordance with section 401(a)(9) of the Code and regulations thereunder.

     9.4 Valuation of Accounts. For purposes of determining the value of a Participant's account balance under the Plan for purposes of this Article, the Participant's Account balance shall be valued as of the date the Participant's request for a distribution is received by the Committee in acceptable form and substance, or such other date prescribed by the Committee in conjunction with the Plan's recordkeeper (such date to be applied in a uniform manner).

                                   ARTICLE 10

                  SPECIAL PARTICIPATION AND DISTRIBUTION RULES


     10.1 Direct Rollover Option. In the case of any distribution (including any withdrawal) that is an "eligible rollover distribution" within the meaning of section 402(c)(4) of the Code, a distributee may elect that all or any portion of such distribution to which he is entitled shall be directly transferred from the Plan to (i) an individual retirement account or annuity described in section 408 of the Code, (ii) to this Plan or another employer's retirement plan qualified under section 401(a) of the Code (the terms of which permit the acceptance of rollover distributions) or (iii) to an annuity plan described in section 403(a) of the Code; provided, however, that if the distributee is a surviving spouse of a Participant, such distribution may be transferred only to an individual retirement account or annuity. Notwithstanding the foregoing, a distributee shall not be entitled to elect to have an eligible rollover distribution transferred pursuant to this subsection if the total of all eligible rollover distributions with respect to such distributee for the Plan Year is not reasonably expected to equal at least $200, or in the case of a partial direct rollover, the portion so rolled over equals at least $500. For purposes of this subsection, the term "distributee" shall include (i) a Participant, (ii) an alternate payee (within the meaning of section 414(p)(8) of the Code) with respect to a Participant under a qualified domestic relations order or (iii) a surviving spouse of a Participant.

     10.2 Distribution of Small Account Balances. If the balance of the Participant's Account to be distributed under this Section does not exceed $5,000 (or such other amount prescribed by section 411(a)(11) of the Code) (such amount referred to herein as the "small benefit amount"), such balance shall be distributed as soon as administratively practicable after the end of the calendar quarter in which the Participant's termination of employment occurs (or such other time prescribed by the Committee) in a single lump sum cash payment. For pur-poses of the foregoing sentence, if as of the date of any previous distribution, the value of a Participant's Account exceeds the small benefit amount, the value of the Participant's Account shall at all times be deemed to exceed the small benefit amount.

     10.3 Designation of Beneficiary. Each Participant shall have the right to designate a Beneficiary or Beneficiaries (who may be designated contingently or successively and that may be an entity other than a natural person) to receive any distribution to which the Participant is entitled upon his death pursuant to
Section 9.1, or payments under an optional annuity form of distribution described in Section 9.2(b) upon the death of such Participant, provided, however, that no such designation (or change thereof) shall be effective if the Participant was married through the one-year period ending on the date of the Participant's death unless such designation (or change thereof) was consented to at the time of such designation (or change thereof) by the person who was the Participant's spouse during such period, in writing, acknowledging the effect of such consent and witnessed by a notary public or a Plan representative, or it is established to the satisfaction of the Committee that such consent could not be obtained because the Participant's spouse cannot be located or such other circumstances as may be prescribed in Regulations. Subject to the preceding sentence, a Participant may from time to time, without the consent of any Beneficiary, change or cancel any such designation. Such designation and each change therein shall be made in the form prescribed by the Committee and shall be filed with the Committee. If (i) no Beneficiary has been named by a deceased Participant, (ii) such designation is not effective pursuant to the proviso contained in the first sentence of this Section, or (iii) the designated Beneficiary has predeceased the Participant, any undistributed balance of the deceased Participant's account shall be distributed by the Trustee at the direction of the Committee:

          (a) to the surviving spouse of such deceased Participant, if any, or

          (b) if there is no surviving spouse, to the surviving children of such deceased Participant, if any, in equal shares, or

          (c) if there is no surviving spouse and there are no surviving children, to the person or persons entitled to benefits under any group term life insurance plan maintained by the Participant's Employer on account of the Participant's death, in the shares prescribed by such plan, if any, or

          (d) if there is no surviving spouse, there are no surviving children and there are no benefits payable under any such group term life insurance plan, to the Participant's estate.

     The marriage of a Participant shall be deemed to revoke any prior designation of a Beneficiary made by him and a divorce shall be deemed to revoke any prior designation of the Participant's divorced spouse if written evidence of such marriage or divorce shall be received by the Committee before distribution of the Participant's Account balance has been made in accordance with such designation. If within a period of three years following the death or other termination of employment of any Participant the Committee in the exercise of reasonable diligence has been unable to locate the person or persons entitled to benefits under this Article 10, the rights of such person or persons shall be forfeited, provided, however, that the Plan shall reinstate and pay to such person or persons the amount of the benefits so forfeited upon a claim for such benefits made by such person or persons. The amount to be so reinstated shall be obtained from the total amount that shall have been forfeited pursuant to this
Section 10.3 during the Plan Year that the claim for such forfeited benefit is made. If the amount to be reinstated exceeds the amount of such forfeitures, the Employer in respect of whose Employee the claim for forfeited benefit is made shall make a contribution in an amount equal to the remainder of such excess. Any such contribution shall be made without regard to whether or not the limitations set forth in Section 5.3 will be exceeded by such contribution.

     If there is doubt as to the right of any beneficiary to receive any amount, the Trustee on instructions of the Plan Administrator may retain such amount until the rights thereto are determined, or it may pay such amount into any court of appropriate jurisdiction, and none of the Plan Administrator, the Committee, the Trustee, the Company or any Employer shall be liable for any interest on such amount or shall be under any other liability to any person in respect of such amount.

     10.4 Distributions to Minor or Disabled Beneficiaries. Any distribution which is payable to a person who is a minor or to a person who, in the opinion of the Committee, is unable to manage his affairs by reason of illness or mental incompetency may be made to or for the benefit of any such person in such of the following ways as the Committee shall direct:

          (a) directly to any such minor if, in the opinion of the Committee, he is able to manage his affairs,

          (b) to the legal representative of any such person,

          (c) to a custodian under a Uniform Gifts to Minors Act for any such minor, or

          (d) to some near relative of any such person to be used for the latter's benefit.

     Neither the Committee nor the Trustee shall be required to review the application by any third party of any distribution made to or for the benefit of a person pursuant to this Section.

     10.5 Qualified Domestic Relations Orders. If the Plan Administrator shall receive any written judgment, decree or order (including approval of a property settlement agreement) pursuant to State domestic relations or community property law relating to the provision of child support, alimony or marital property rights of a spouse, former spouse, child or other dependent of a Participant and purporting to provide for the payment of all or a portion of the Participant's Account to or on behalf of one or more of such persons (such judgment, decree or order being hereinafter called a "domestic relations order"), the Plan Administrator shall arrange to determine whether such order constitutes a "qualified domestic relations order," as defined in section 414(p) of the Code and section 206(d)(3) of ERISA. If the order is determined to be a qualified domestic relations order, all or a portion of the Participant's Account, as specified in the order, shall be assigned to the person or persons named therein, and shall be payable in accordance with the terms of such order.

     The manner in which all or any portion of a Participant's Account under the Plan may be assigned and paid to any other person pursuant to the terms of a domestic relations order shall be governed by procedures adopted by the Plan Administrator for this purpose, section 414(p) of the Code, section 206(d)(3) of ERISA and Regulations issued thereunder. Such procedures shall provide that payments under a domestic relations order applicable to a Participant's Account under the Plan may commence as soon as administratively practicable after such order is determined by the Plan Administrator (or its delegate) to constitute a "qualified domestic relations order" under section 414(p) of the Code and section 206(d)(3) of ERISA, if the terms of the order so provide.

     10.6 Reemployment of Veterans. The provisions of this Section shall apply in the case of the reemployment by an Employer of an Eligible Employee, within the period prescribed by USERRA, after the Eligible Employee's completion of a period of qualified military service (as defined in section 414(u)(5) of the Code). The provisions of this Section are intended to provide such Eligible Employees with the rights required by USERRA and section 414(u) of the Code and shall be interpreted in accordance with such intent.

          (a) Make Up of Participant Contributions and Deferred Contributions. Such Eligible Employee shall be entitled to make contributions under the Plan in addition to any Participant Contributions which the Eligible Employee elects to have made under the Plan pursuant to
     Section 3.1 (such contributions referred to herein as "Make Up Participant Contributions"), and shall be entitled to make contributions under the Plan in addition to any Deferred Contributions which the Eligible Employee elects to have made under the Plan pursuant to Section 3.3 (such contributions referred to herein as "Make Up Deferred Contributions"). From time to time while employed by an Employer, such Employee may elect to make such Make Up Participant Contributions and Make Up Deferred Contributions during the period beginning on the date of such Employee's reemployment and ending on the earlier of:

               (i) the end of the period equal to the product of three and such Employee's period of qualified military service, and

               (ii) the 5th anniversary of the date of such reemployment.

     Such Employee shall not be permitted to contribute Make Up Participant Contributions and Make Up Deferred Contributions to the Plan in excess of the amount which the Employee could have elected to have made under the Plan in the form of Participant Contributions or Deferred Contributions, as the case may be, if the Eligible Employee had continued in employment with his Employer during such period of qualified military service. Such Eligible Employee shall be deemed to have earned "Compensation" from his Employer during such period of qualified military service for this purpose in the amount prescribed by sections 414(u)(2)(B) and 414(u)(7) of the Code. The manner in which an Eligible Employee may elect to make Make Up Participant Contributions and Make Up Deferred Contributions pursuant to this subsection (a) shall be prescribed by the Committee.

          (b) Make Up of Matching Contributions. An Eligible Employee who makes Make Up Participant Contributions or Make Up Deferred Contributions as described in subsection (a) shall be entitled to an allocation of Matching Contributions ("Make Up Matching Contributions") in an amount equal to the amount of Matching Contributions which would have been allocated to the Matching Contribution Account of such Eligible Employee under the Plan if such Make Up Participant Contributions or Make Up Deferred Contributions had been made in the form of Participant Contributions or Deferred Contributions, as the case may be, during the period of such Employee's qualified military service (as determined pursuant to section 414(u) of the Code). The Eligible Employee's Employer shall make a special contribution to the Plan which shall be utilized solely for purposes of such allocation.

          Any contributions made by an Eligible Employee or an Employer pursuant to this Section on account of a period of qualified military service in a prior Plan Year shall not be subject to the limitations prescribed by Sections 3.5, 5.3 and 5.1 of the Plan (relating to sections 402(g), 404 and 415 of the Code, respectively) for the Plan Year in which such contributions are made. The Plan shall not be treated as failing to satisfy the nondiscrimination rules of Section 5.2 of the Plan (relating to sections 401(k)(3) and 401(m) of the Code) for any Plan Year solely on account of any make up contributions made by an Eligible Employee or an Employer pursuant to this Section.

     10.7 Special Rules Relating to Election of Annuity Form of Benefit. The provisions of this Section shall apply only to a Participant who elects to receive payment of all or a portion of his Account in one of the optional annuity forms of benefit described under Options 2 and 3 in Section 9.2(b).

          (a) Qualified Joint and Survivor Annuity Notice. No less than 30 days (or such shorter period as may be permitted by section 417(a)(7) of the Code) and no more than 90 days before the date of distribution, the Committee shall give the Participant by mail or personal delivery written notice a general description of the single premium annuity contract, a general description of the circumstances under which it will be purchased and general information on the amount of each payment under a typical single premium annuity contract. Such notice also shall advise the Participant that, upon written request to the Committee prior to the end of his election period, he shall be given a written explanation in nontechnical language of the terms and conditions of the single premium annuity contract, of the other methods of distribution available pursuant to
     Section 9.2 and of the amount of each payment that he would be entitled to receive under such a contract or under the other methods of distribution. Such explanation shall be mailed or personally delivered to the Participant within 30 days from the date the Participant's written request is received by the Committee and the Participant's election period shall end no earlier than 90 days after such explanation is so mailed or delivered.

          (b) Qualified Pre-retirement Survivor Annuity. If the Participant is married and dies after making an election to have his Account distributed in an annuity form of benefit but prior to his annuity starting date, such Participant's Account shall be applied to purchase a single premium annuity contract providing for payment over the lifetime of the Participant's surviving spouse. Notwithstanding the foregoing, the Participant's surviving spouse may elect, in the time and manner prescribed by the Committee, to receive payment of the Participant's Account in the form of a single sum, in lieu of a single premium annuity contract.

          (c) Election and Waiver Procedures. A Participant may, subject to the last sentence of this paragraph, revoke the annuity form of distribution provided under the Plan at any time during the 90-day period ending on the Participant's benefit commencement date (or such other period permitted by section 417(a)(7) of the Code) (the "election period"). Such a revocation shall be made by delivering a written notice describing the election, change or revocation to the Committee on a form provided by the Committee for this purpose; provided, however, that if the Participant has been married for the one-year period ending on his benefit commencement date, and as a result of such revocation, the Participant's spouse would not be entitled to receive a survivor's benefit at least equal to that provided by the 50% joint and survivor annuity form of benefit, such election shall not be effective unless it shall have been consented to, at the time of such election, revocation or change, in writing by the Participant's spouse and such consent acknowledges the effect of such revocation and is witnessed by either a Plan representative or a notary public, or it is established to the satisfaction of the Committee that such consent cannot be obtained because the Participant's spouse cannot be located or such other circumstances as may be prescribed in Regulations.

                                   ARTICLE 11

                SHAREHOLDER RIGHTS WITH RESPECT TO COMPANY STOCK


     11.1 Voting Rights. Each Participant who participates in the Company Stock Fund (or, in the event of the Participant's death, his beneficiary under the Plan) is, for purposes of this Section, hereby designated as a "named fiduciary" (within the meaning of Section 403(a)(1) of ERISA) with respect to a pro rata portion (as hereinafter determined) of the unallocated shares of Company Stock in the Company Stock Fund (and certain allocated shares of Company Stock in the Company Stock Fund as to which timely directions are not received by the Trustee). Such Participant shall have the right to direct the Trustee as to the manner in which shares of Company Stock allocated to his accounts under the Plan and such other shares of common stock are to be voted on each matter brought before a meeting of the stockholders of the Company as set forth below.

     When the Company files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Company shall cause a copy of all materials to be sent simultaneously to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the Company, the Company shall cause a copy of the notice and all proxy so-licitation materials to be sent to, each Participant with an interest in the Company Stock Fund, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Company Stock allocated to the Participant's respective accounts. The Company shall provide the Trustee with a copy of any materials provided to Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants. Upon timely receipt of directions from each Participant, the Trustee shall vote as directed, on each such matter, the number of shares (including fractional shares) of Company Stock allocated to such Participant's accounts, and the Trustee shall have no discretion in such matter. If the Trustee shall not receive timely direction from a Participant as to how shares of common stock allocated to such Participant's account in the Company Stock Fund shall be voted, the Trustee shall vote such shares in the same proportion in which the shares held in the Company Stock Fund for which it received timely directions were voted, and the Trustee shall have no discretion in such matter.

     For purposes of this Section the shares of Company Stock held in the Company Stock Fund shall be treated as allocated to the accounts of Participants in proportion to their respective interests in the Company Stock Fund as of the immediately preceding record date for ownership of Corn Products International, Inc. stock for stockholders entitled to vote. If any shares held in the Company Stock Fund are not allocated to the accounts of Participants when a matter is brought to the stockholders of the Company for voting, the Trustee shall vote such unallocated shares in the same proportion on each issue in which responding Participants voted the shares allocated to their accounts in the Company Stock Fund, and the Trustee shall have no discretion in such matter. Directions from a Participant pursuant to this Section shall be held in confidence by the Trustee and shall not be divulged or released to the Company, or any officer or employee thereof, or any other person.

     11.2 Shareholder Rights in the Event of a Tender Offer. In the event a tender or exchange offer is made for any shares of Company Stock, each Participant who participates in the Company Stock Fund is, for purposes of this Section, hereby designated as a "named fiduciary" (within the meaning of Section 403(a)(1) of ERISA) with respect to a pro rata portion (as hereinafter determined) of the unallocated shares of Company Stock in the Company Stock Fund. Such Participant shall have the right to direct the Trustee in writing as to the manner in which to respond to such tender or exchange offer with respect to the shares of Company Stock allocated to his account in the Company Stock Fund and with respect to a portion of the unallocated shares of Company Stock as set forth below.

     Upon commencement of a tender or exchange offer for any securities held in the Trust that are Company Stock, the Company shall notify each Participant with an interest in such securities of the tender or exchange offer and utilize its best efforts to distribute timely or cause to be distributed to the Participant the same information that is distributed to shareholders of the Company in connection with the tender or exchange offer and, after consulting with the Trustee, shall provide and pay for a means by which the Participant may direct the Trustee whether to tender the Company Stock allocated to the Participant's accounts. The Company shall provide the Trustee with a copy of any material provided to Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants. Upon timely receipt of directions from each Participant, the Trustee shall respond as directed with respect to such shares of Company Stock allocated to the Participant's account in the Company Stock Fund. The directions received by the Trustee from Participants and beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any affiliate thereof, except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons. If the Trustee shall not receive timely direction from a Participant as to the manner in which to respond to such tender or exchange offer with respect to shares of Company Stock allocated to the Participant's account in the Company Stock Fund, the Trustee shall not tender or exchange such shares of Company Stock, as the case may be, and the Trustee shall have no discretion in such matter.

     For purposes of this Section, the shares of Company Stock held in the Company Stock Fund shall be treated as allocated to the accounts of Participants in proportion to their respective interests in the Company Stock

Fund as of the immediately preceding record date for ownership of Company Stock for stockholders entitled to tender. The Committee may direct the Trustee to make a special valuation of the Company Stock Fund in connection with such tender or exchange offer. If, for any reason, there are any shares of Company Stock held in the Company Stock Fund which are not allocated to the accounts of Participants at the applicable time, the Trustee shall respond to such tender or exchange offer with respect to such unallocated shares by tendering or exchanging unallocated shares in the same proportion as the allocated shares held under the Company Stock Fund for which directions were received from Participants are tendered or exchanged, and by not tendering or exchanging the balance of such unallocated shares, and the Trustee shall have no discretion in such matter.

     A Participant who has directed the Trustee to tender or exchange some or all of the shares of Company Stock allocated to his accounts may, at any time prior to the tender or exchange offer withdrawal date, direct the Trustee to withdraw some or all of such tendered or exchanged shares, and the Trustee shall withdraw the directed number of shares from the tender or exchange offer prior to the offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Company Stock not allocated to Participants' accounts have been tendered or exchanged, the Trustee shall redetermine the number of such securities that would be tendered or exchanged under this Section if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender or exchange offer the number of shares of Company Stock to the extent necessary to reduce the amount of such tendered or exchanged securities not allocated to Participant's accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or exchange or withdraw that the Participant may give the Trustee.

     A direction by a Participant to the Trustee to tender or exchange shares of Company Stock allocated to his accounts shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to the account of the Participant from which the tendered or exchanged shares were taken the proceeds received by the Trustee in exchange for the shares of Company Stock tendered or exchanged from that account. Pending receipt of directions (through the Plan Administrator) from the Participant or the Company as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in such investment fund as specified by the Committee.

     11.3 Bestfoods Stock Fund. The voting rights and shareholder rights in the event of a tender offer described in Sections 11.1 and 11.2 shall be applicable to Participants in the Bestfoods Stock Fund with respect to a pro rata portion of the unallocated shares of Bestfoods Stock in the Bestfoods Stock Fund, as determined in Section 11.1. For purposes of this Section, references to "Company" and "Company Stock" in such Sections shall mean "Bestfoods and "Bestfoods Stock," respectively.

     11.4 Applicability. For purposes of this Article, the term "Participant" shall include any Beneficiary of a deceased Participant and any alternate payee under a qualified domestic relations order on whose behalf an account has been established under this Plan.

                                   ARTICLE 12

                                 ADMINISTRATION


     12.1 The Committee. The Board of Directors shall appoint the Committee which shall consist of at least three members. The Committee shall be the "administrator" of the Plan within the meaning of section 3(16) of ERISA, and the Company and the Committee each shall be a "named fiduciary" of the Plan under ERISA. Administration of the Plan shall be the responsibility of the Committee except to the extent that authority to hold the Trust Fund of the Plan has been delegated to the Trustee, in accordance with
Section 12.2, and authority to direct the investment and reinvestment of the Trust Fund has been delegated to the Committee.

     12.2 Investment Committee. The Committee may appoint an investment committee of at least three members, to invest, or direct the investment of, such portion of the Trust Fund as the Committee may direct. If so appointed, the investment committee shall be a "named fiduciary" within the meaning of ERISA to the extent of its responsibilities under the Plan.

     12.3 Authority and Duties of the Committee. The Committee may in its discretion appoint, use or employ accountants, counsel, financial specialists (including investment advisors and investment managers, as defined in ERISA) and such other person or persons (who may be employees of an Employer) as it deems necessary or desirable in connection with the administration or management of this Plan and the Trust Fund. The reasonable fees of such persons, and any other necessary and proper expenses of the Committee, shall be paid out of the Trust Fund unless such amounts are paid by the Employers.

     The Committee shall have the power and discretionary authority to:

          (a) Adopt rules, regulations and procedures with respect to the administration of the Plan;

          (b) Construe this document, the Committee's interpretation of which in good faith shall be final and binding;

          (c) Correct any defect, supply any omission, or reconcile any inconsistency in this document in that manner and to that extent which the Committee believes is necessary; and

          (d) Resolve all questions which arise under this document, including directions to and questions submitted by the Trustee, any insurer or any other entity holding the assets of the Plan on all matters necessary for it to discharge its powers and duties, and any questions relating to the eligibility of one or more Participants for benefits from the Plan and the amount of such benefits and the manner and form in which such benefits may be paid.

     The Committee also shall have sole discretion to delegate (with written notice to the Company and the Trustee) any fiduciary responsibilities to another person, such as the Plan Administrator or an investment manager. To the extent those responsibilities are delegated, the Committee shall be relieved of liability for acts or omissions of the person or persons to whom responsibilities are delegated, to the fullest extent permitted by law.

     Except as it may delegate the power of interpretation as provided herein, the Committee shall have the exclusive authority to interpret the Plan provisions and to exercise discretion where necessary or appropriate in the interpretation and administration of the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan. Subject to the claims review procedure established by the Committee, the decisions, actions and records of the Committee shall be conclusive and binding upon the Employers, Participants, and their estates, and any and all persons having, or claiming to have, any rights or interest in or under the Plan.

     The Committee shall adopt and implement a policy for the investment of the Trust Fund, including notification to the Trustee (or the investment committee or investment manager, if appointed) of such policy and periodic review of the performance of the Trustee (or the investment committee or investment manager, if appointed) to assure investments consistent with such policy.

     12.4 Plan Administrator. The Committee shall appoint a Plan Administrator who shall be responsible for the daily operation of the Plan within the policies, interpretations and rules made by the Committee. The Plan

Administrator shall also perform such ministerial functions with respect to the Plan as the Committee shall from time to time designate. The Plan Administrator may (but need not) be a member of the Committee. The Plan Administrator may resign upon 45 days written notice to the Committee (or shorter notice acceptable to the Committee). The Committee may, in its sole discretion, remove the Plan Administrator. The Committee shall have the power to fill a vacancy created by the resignation, removal or death of the Plan Administrator. The reasonable fees of accountants, counsel or other consultants, the expenses of clerical help, and any other necessary and proper expenses of the Plan Administrator, shall be paid out of the Trust Fund unless such amounts are paid by the Employers. The Plan Administrator shall report to the Committee from time to time in order that the Plan Administrator's performance of his duties may be reviewed.

     12.5 Review of Fiduciary Responsibility Designations or Allocations. Each designation or allocation made under Section 12.3 shall also provide that the Committee shall periodically meet with the person or persons to whom the delegation was made to review the performance of the person to whom duties have been delegated. This review, which may be conducted by all Committee members or by a designated review subcommittee, will permit the Committee to determine whether it should continue the allocation or designation.

     12.6 Reliance on Others. The members of the Committee, the Plan Administrator and the officers and directors of the Company shall be entitled to rely upon all certificates and reports made by any duly appointed accountant, upon all opinions given by any duly appointed legal counsel, and upon such staff or specialists as they may deem necessary or desirable to employ with respect to their responsibilities pursuant to the Plan. Any one or all of the foregoing appointees may also be currently serving or have served in a similar capacity for an Employer.

     12.7 Liability. Neither the Plan Administrator nor any member of the Committee shall be liable for any act or omission of any other person, nor for any act or omission on his own part, excepting only his own willful misconduct or except as otherwise expressly provided in ERISA. To the extent permitted by applicable law, each Employer shall indemnify and save harmless each employee, officer or director of such Employer acting as a fiduciary (other than the Trustee) against any and all expenses and liabilities arising out of his fiduciary responsibilities, excepting only expenses and liabilities arising out of his own willful misconduct; and the Company shall indemnify and hold harmless the Plan Administrator for all acts and omissions relating to his duties as Plan Administrator, except those arising out of his willful misconduct. Expenses against which such person may be indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof. The Committee, at an Employer's expense, may settle any such claim asserted or proceeding brought against such person when such settlement appears to be in the best interest of such Employer. The foregoing right of indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

     12.8 Claims Procedure. For purposes of the Plan, a claim for benefit is a written application for benefit filed with the Plan Administrator. In the event that any Participant or other payee claims to be entitled to a benefit under the Plan, and the Plan Administrator determines that such claim should be denied in whole or in part, the Plan Administrator shall, in writing, notify such claimant within 90 days of receipt of such claim that his claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Participant or other payee and shall set forth the pertinent sections of the Plan relied on, and where appropriate, an explanation of how the claimant can obtain review of such denial. Within 60 days after the mailing or delivery by the Plan Administrator of such notice, such claimant may request, by mailing or delivery of written notice to the Committee, a review and/or hearing by the Committee of the decision denying the claim. If the claimant fails to request such a review and/or hearing within such 60-day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Plan Administrator is correct. If such claimant requests a hearing within such 60-day period, the Committee shall designate a time (which time shall be not more than 60 days from the date of such claimant's notice to the Committee) and a place for such hearing, and shall promptly notify such claimant of such time and place. If only a review is requested, the Participant or other payee shall have 30 days after filing a request for review to submit additional written material in support of the claim. After such review and/or hearing, the Committee shall determine whether such denial of the claim was correct and shall notify such claimant in writing of its determination. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant notifies the Committee within 90 days after the mailing or delivery to him by the Committee of its determination that he intends to institute legal proceedings challenging the determination of the Committee, and actually institutes such legal proceeding within 180 days after such mailing or delivery.

                                   ARTICLE 13

                       PARTICIPATION IN PLAN BY AFFILIATE


     13.1 Adoption by Participating Employers. Any entity which is an Affiliate may, with the consent of the Company, become a participating Employer in this Plan by adopting the Plan for its eligible Employees, and by taking such other action as the Company deems necessary or appropriate to become a party to this Plan and trust established hereunder. The Company and any other participating Employer may, through an amendment to the Plan, designate particular divisions or units thereof which shall be eligible to participate in this Plan.

     13.2 Special Provisions for Employees of Acquired Companies.

     (a) In approving the adoption of the Plan or its extension to employees of any organization all or a part of whose business or assets, or both, are acquired by an Employer by merger, purchase or otherwise, the Company shall, subject to applicable law, designate the extent, if any, to which the employees' employment with predecessor companies prior to the date of such adoption or extension shall be considered in determining their Years of Service and the extent, if any, to which benefits with respect to employment prior to the date of such adoption or extension shall be provided under the Plan. Such designations shall be indicated in the applicable schedule of any appendices to this Plan.

     (b) The special provisions referred to in subsection (a) above shall, to the extent applicable, govern as to eligibility for, and amounts of, benefits payable hereunder, the regular provisions of the Plan notwithstanding.

                                   ARTICLE 14

                            AMENDMENT AND TERMINATION


     14.1 Amendment. The Board of Directors or the Committee (through action taken by the Board of Directors in accordance with its By-laws) reserves the right at any time to amend, modify or suspend the Plan, any contributions thereunder, the Trust Fund or any contract forming a part of the Plan in whole or in part and for any reason and without the consent of any Participant or Beneficiary.

     14.2 Termination. The Plan may be terminated in its entirety at any time by resolution adopted by the Board of Directors. Any participating Employer may terminate the Plan with respect to its Eligible Employees by withdrawing from participation in the Plan.

     14.3 Full Vesting Upon Termination. Upon a full termination or partial termination of the Plan, each affected Participant shall become 100% vested in the balance of such Participant's accounts under the Plan.

     14.4 Segregation of Trust. In the event of a partial termination of the Plan, or the withdrawal therefrom by a participating Employer, the Committee shall determine the portion of the Trust Fund allocable to the affected Participants. The Trustee shall select the assets to be withdrawn or segregated and its valuation of them for that purpose shall be conclusive. All assets of the Plan withdrawn or segregated under this provision shall be placed in a separate trust fund as directed by the Committee.

     14.5 Committee Determination Conclusive. The Committee's determination as to the persons to be provided for, the amounts allocated, or any other material facts shall be conclusive and binding upon the Trustee and all claimants to any interest in the Plan.

                                   ARTICLE 15

                              TOP-HEAVY PROVISIONS


     15.1 Definitions. For purposes of this Article 15, the following terms shall have the following meanings:

          (a) "Determination Date" means, with respect to any Plan Year, the last Valuation Date of the preceding Plan Year.

          (b) "Key Employee" means a Participant or former Participant who is a "key employee" as defined in section 416(i) of the Code.

          (c) "Permissive Aggregation Group" means, with respect to a given Plan Year, this Plan and all other plans of the Company which may be aggregated in accordance with section 416(g)(2)(A)(ii) of the Code.

          (d) "Present Value of Accounts" means, as of a given Determination Date, a Participant's Account balance under the Plan as of such Valuation Date. The determination of the Present Value of Accounts shall take into consideration distributions made during the Plan Year ending on the Determination Date and the four preceding years.

          (e) "Required Aggregation Group" means with respect to a given Plan Year, this Plan and all other plans of the Company which, in the aggregate, meet the requirements of the definition contained in section
     416(g)(2)(A)(i) of the Code.

          (f) "Top-Heavy" means, with respect to the Plan for a Plan Year:

               (1) that the Present Value of Accounts of Key Employees exceeds 60% of the Present Value of Accounts of all Participants; or

               (2) the Plan is part of a Required Aggregation Group and such Required Aggregation Group is a Top-Heavy Group, unless the Plan or such Top-Heavy Group is itself part of a Permissive Aggregation Group which is not a Top-Heavy Group.

          (g) "Top-Heavy Group" means, with respect to a given Plan Year, a group of Plans of the Company which, in the aggregate, meet the requirements of the definition contained in section 416(g)(2)(B) of the Code.

     15.2 Adjustments for Top-Heavy Years. Notwithstanding any other provision of the Plan to the contrary, the following provisions of this Section shall automatically become operative and shall supersede any conflicting provisions of the Plan if, in any Plan Year, the Plan is Top-Heavy.

          (a) The minimum Employer contribution during the Plan Year on behalf of a Participant who is not a Key Employee shall be equal to the lesser of
     (1) 3% of such Participant's compensation (within the meaning of section 415 of the Code); or (2) the percentage of compensation at which Company contributions (including Company contributions attributable to a salary reduction arrangement) are made (or required to be made) under the Plan on behalf of the Key Employee for whom such percentage is the highest.

          (b) In the case of a Participant under this Plan who is not a Key Employee and who also participates in a defined benefit pension plan of the Company which is included in the Aggregation Group, the provisions of subsection (a) above shall be inapplicable, and such defined benefit pension plan shall provide for a defined benefit minimum pension benefit in accordance with section 416(c)(1) of the Code.

          (c) For Plan Years commencing prior to January 1, 2000, in the case of a Participant who is or has also participated in a defined benefit plan of the Company (or any member of the Group that is required to be aggregated with the Company in accordance with section 415(h) of the Code) in any Plan Year in which the Plan is Top-Heavy, there shall be imposed under such defined benefit plan the following limitation in addition to any limitation which may be imposed as described in Article 5. In any such year, for purposes of satisfying the aggregate limit on contributions and benefits imposed by section 415(e) of the Code, benefits payable from the defined benefit plan shall, except as hereinafter described, be reduced so as to comply with a limit determined in accordance with section 415(e) of the Code, but with the number "1.0" substituted for the number "1.25" in the "defined benefit plan fraction" (as defined in section 415(e)(2) of the Code) and in the "defined contribution plan fraction" (as defined in section 415(e)(3) of the Code). Notwithstanding the foregoing, if the application of the additional limitation set forth in this subsection (c) would result in the reduction of accrued benefits of any Participant under the defined benefit plan, such additional limitation shall not become operative, so long as (1) no additional Company contributions, forfeitures or voluntary nondeductible contributions are allocated to such Participant's accounts under any defined contribution plan maintained by the Company including this Plan and (2) no additional benefits accrue to such Participant under any defined benefit plan maintained by the Company. Accordingly, in any Plan Year that the Plan is Top-Heavy, no additional benefits shall accrue under the defined benefit plan on behalf of any Participant whose overall benefits under the defined benefit plan otherwise would be reduced in accordance with the limitation described in this subsection (c).

          (d) In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Article 15 are no longer necessary for the Plan to meet the requirements of section 401(a) of the Code or other applicable law then in effect, such limitations shall become void and shall no longer apply, without requiring amendment of the Plan.

                                   ARTICLE 16

                               GENERAL PROVISIONS


     16.1 Limitation of Rights. The Trust Fund shall be the sole source of benefits under this Plan, and each Participant or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Trust Fund for such payment or benefit, and shall not have any right, claim or demand therefor against the Company, an Employer, or any officer or director of the Company or an Employer.

     16.2 No Right to Employment. Nothing herein contained shall be deemed to constitute a contract of employment between any Employer and any Employee, to give any Employee the right to be retained in the employment of any Employer, or to interfere with the rights of an Employer to discharge any Employee at any time.

     16.3 Payments Due to Missing Participants. If the Trustee or the Company is unable to make payment to any person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such person, and if more than six years after such payment is due, a notice of payment so due is mailed by the Company to the last known address of such person as shown on the records of the Company and within three months after such mailing such person has not made written claim therefor, the Company may direct that such payment and all remaining payments otherwise due to such person be cancelled. Furthermore, no amount shall be cancelled under this Section unless the Plan Administrator verifies to the Committee that he has furnished to such Participant, when the Participant first became entitled to receive a distribution from his account, an individual statement setting forth the nature, amount and form of the nonforfeitable amounts to which the Participant is entitled. Any amount so cancelled shall be restored by the Company if and when the same shall be claimed by such person entitled to receive it.

     16.4 Transfer to an Affiliate. In the case of any individual who becomes a Participant and who was an employee of an Affiliate, the Plan and the Trustee may permit a transfer of such individual's accrued benefit, if any, directly into the Trust from such other trust.

     16.5 Election Made Through Telephone System. Unless otherwise specified herein, any election or consent permitted or required to be made or given by any Participant and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of such interactive telephone system as the Committee may designate from time to time. Each Participant shall have a personal identification number or "PIN" for purposes of executing transactions through such Benefits Express interactive telephone system, and entry by a Participant of his PIN shall constitute his valid signature for purposes of any transaction the Committee determines should be executed by means of such interactive telephone system, including but not limited to enrolling in the Plan, electing contribution rates, making investment choices, executing loan documents, and consenting to a withdrawal or distribution. Any election made through such interactive telephone system shall be considered submitted to the Committee on the date it is electronically transmitted.

     16.6 Merger or Consolidation with Another Plan. The Plan shall not merge or consolidate with, or transfer its assets or liabilities to any other plan or entity unless each Participant would, if the surviving plan or entity were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit which he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

     16.7 Company Action. Any action to be taken hereunder by the Company shall be taken by the Board of Directors, or by such officer or officers of the Company which power to take action under this Plan has been delegated by the Board of Directors.

     16.8 Headings. The headings of the Sections in this Plan are used for reference only and in the case of any conflict the text of the Plan, rather than such headings, shall control.

     16.9 Gender and Plurals. Masculine pronouns include the feminine as well as the masculine gender, and words used in the singular include the plural, wherever appropriate.

     16.10 Construction. The Plan shall be construed, regulated, and administered in accordance with the laws of the State of Illinois, except to the extent superseded by the Code or ERISA.

     Executed on the 29th day of December, 1997

                                          CORN PRODUCTS INTERNATIONAL, INC.


                                          By:    /s/ James J. Hirchak
                                                 ----------------------------
                                                 Name:   James J. Hirchak
                                                 Title:  Human Resources

ATTEST:


By:  /s/ Marcia E. Doane
     -----------------------------
Title: Corporate Secretary